DSLA Mortgage Loan Trust Series 2007-AR1

Preliminary Marketing Materials

$804,890,000 (Approximate)

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Shatki Radhakishun	(203) 618-2225
Michael McKeever	(203) 618-2237
Sean Curran	(203) 618-2426

Trading
Johan Eveland	(203) 625-6160
Jesse Litvak	(203) 625-6160
Stu Kronick	(203) 618-6160

Analytics
Jeff Traister	(203) 618-6160
Bill O’Brien	(203) 618-5627

Rating Agency Contacts

Standard & Poor’s
Jonathon Hierl	(212) 438-2555

Moody’s
Maggie Liu	(212) 553-3712

Preliminary Term Sheet	Date Prepared: January 25, 2007

DSLA Mortgage Loan Trust 2007-AR1

Mortgage Loan Pass-Through Certificates, Series 2007-AR1

$450,002,000 (Approximate, Subject to +/- 10% Variance)

Publicly Offered Certificates
Adjustable Rate Residential Mortgage Loans

Class	Balance	WAL (Yrs) (Call/Mat) (2)	Pymt Window (Mths) (Call/Mat) (2)	Pass-Through Rates	Tranche Type	Expected Ratings S&P / Moody’s
1A-1A(3)	$172,408,000	Not Marketed Hereby		Floater	Super Senior	AAA / Aaa
1A-1B(3)	$114,939,000			Floater	Senior Mezz	AAA / Aaa
2A-1A (3)	$270,001,000	3.34/3.45	1-128/1-215	Floater	Super Senior	AAA / Aaa
2A-1B(3)	$112,501,000	3.34/3.45	1-128/1-215	Floater	Senior Mezz	AAA / Aaa
2A-1C(3)	$67,500,000	3.34/3.45	1-128/1-215	Floater	Senior Mezz	AAA / Aaa
M-1(4)	$14,560,000			Floater	Subordinate	[TBD]
M-2(4)	$15,774,000			Floater	Subordinate	[TBD]
M-3 (4)	$4,853,000			Floater	Subordinate	[TBD]
M-4 (4)	$9,707,000			Floater	Subordinate	[TBD]
M-5 (4)	$5,662,000	Not Marketed Hereby		Floater	Subordinate	[TBD]
M-6 (4)	$4,044,000			Floater	Subordinate	[TBD]
M-7 (4)	$4,853,000			Floater	Subordinate	[TBD]
M-8 (4)	$4,044,000			Floater	Subordinate	[TBD]
M-9 (4)	$4,044,000			Floater	Subordinate	[TBD]

Total	$804,890,000

(1)
Distributions on the Class 1A-1A and Class 1A-1B Certificates will be derived from the Group 1 Mortgage Loans (as described herein) and distributions on the Class 2A-1A,Class 2A-1B and Class 2A-1C Certificates will be derived from the Group 2 Mortgage Loans (as described herein). Distributions on the Subordinate Certificates will be derived from all the Mortgage Loans (as described herein). Class sizes are subject to final collateral and rating agency approval and are subject to a +/-10% variance.

(2)	The WAL and Payment Windows to Call for the Class 2A-1A,Class 2A-1B and Class 2A-1C Certificates are shown to the Optional Termination Date (as described herein).

(3)
The Class 1A-1A, Class 1A-1B, Class 2A-1A,Class 2A-1B and Class 2A-1C Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a related margin (which margin will double after the Optional Termination Date), (ii) the Net WAC Cap and (iii) the Net Maximum Rate Cap.

(4)
The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a margin (which margin will be multiplied by 1.5 after the Optional Termination Date), (ii) the Net WAC Cap and (iii) the Net Maximum Rate Cap.

Depositor:	Greenwich Capital Acceptance, Inc.

Sole Underwriter:	Greenwich Capital Markets, Inc.

Servicer:	Downey Savings and Loan Association, F.A.

Master Servicer:	Wells Fargo Bank, N.A.

Trustee:	Deutsche Bank National Trust Company.

Originator:	Downey Savings and Loan Association, F.A.

Insurance Policy
Provider:	[TBD] (see the description of the Certificate Insurer attached hereto).

Basis Risk Cap Provider:	[TBD].

Custodian:	Deutsche Bank National Trust Company.

Additional Disclosure:
For additional disclosure on (a) the Originator and its Underwriting Guidelines, (b) the Servicer, (c) the Master Servicer, (d) the Trustee and Custodian and (e) the Insurance Policy Provider and (f) the Trustee, refer to Exhibit A.

Rating Agencies:	S&P and Moody’s will rate the Offered Certificates. It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:	February 1, 2007

Pricing Date:	On or about January [26], 2007.

Closing Date:	On or about February 22, 2007.

Final Maturity Date:	The Distribution Date in [March 2037].

Distribution Date:	The 19th day of each month (or if not a business day, the next succeeding business day), commencing in March 2007.

Certificates:
The “Senior Certificates” will consist of the Class 1A-1A, Class 1A-1B, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates. The “Subordinate Certificates” will consist of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates. The Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are collectively referred to herein as the “Offered Certificates”. The Senior Certificates and Subordinate Certificates are collectively referred to herein as the “Certificates.”

The Trust will also issue the Class C, Class P and Class R Certificates, none of which will be publicly offered.

Accrued Interest:	The Certificates will settle flat.

Interest Accrual Period:
The interest accrual period for the Certificates for each Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

Registration:	The Certificates will be made available in book-entry form through DTC, and upon request only, through Clearstream, Luxembourg and the Euroclear system.

Federal Tax Treatment:	It is anticipated that the Certificates will represent ownership of REMIC regular interests.

ERISA Eligibility:
The Offered Certificates are expected to be ERISA eligible.   However, before the termination of the final maturity reserve trust, the Offered Certificates may not be acquired or held by any person investing assets of any employee benefit plans or retirement arrangements, unless such acquisition or holding is eligible for the exemptive relief available under an administrative or statutory exemption.  Prospective investors should review with their legal advisors whether the purchase and holding of any of the Offered Certificates could give rise to a prohibited transaction under Title I of ERISA or Section 4975 of the Code (or a violation of any substantially similar law).

SMMEA Treatment:	The Senior Certificates and the Class M-1 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The terms of the transaction allow for the purchase by the Servicer of all the Mortgage Loans and other property of the trust (the “Optional Termination”) which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than 5% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Pre-funding Amount on the Closing Date.

Pricing Prepayment
Speed:	25% CPR

Initial Mortgage Loans:
The mortgage loans transferred to the trust on the Closing Date, consist of adjustable rate, first lien residential mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $669,440,211 (the “Initial Mortgage Loans”). All of the Mortgage Loans are Negative Amortization Loans as defined herein. It is expected that the Mortgage Loans will be substantially similar to the Initial Mortgage Loans shown herein. For more information please see attached collateral descriptions for the Initial Mortgage Loans and Subsequent Mortgage Loans.

The “Initial Group 1 Mortgage Loans” consist of conforming balance adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $315,245,757. The “Initial Group 2 Mortgage Loans” consist of conforming and non-conforming balance adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $354,194,454. Substantially all of the Initial Group 1 and Initial Group 2 Mortgage Loans either accrue interest at a mortgage rate which adjusts monthly or semi-annually after an initial fixed rate.

Approximately 73.29% of the Initial Mortgage Loans have an initial fixed rate period of 1 or 3 months and subsequently adjust on a monthly basis.

Approximately 16.71% of the Initial Mortgage Loans have an initial fixed rate period of approximately 60 months. After the initial fixed rate period, the minimum payment is recast to a fully amortizing payment.

Generally, all of the Mortgage Loans adjust based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the “MTA”).

Negative Amortization
Loans:
“Negative Amortization Loans” are mortgage loans for which the minimum monthly payment amount for a term specified in the related mortgage note is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan. If a borrower elects to pay only the minimum monthly payment, the deficient interest amount is added to the unpaid principal balance of such mortgage loan. A borrower may elect to pay only the minimum monthly payment for a term specified in the related mortgage note subject to adjustment under the following conditions: (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.500% of the current monthly payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (generally 110%, 115% 120%) of the original principal balance due to deferred interest (the “Negative Amortization Limit”), the monthly payment will be recast without regard to the limitation in clause (i) to either (a) amortize fully the then unpaid principal balance over the remaining term to maturity or (b) equal the interest only payment for such loan, calculated at the then applicable rate, based on the related Index rate and margin.

Pre-funding Amount:
The Depositor will deposit up to approximately $139,500,000 (the “Pre-funding Amount”) into an account (the “Pre-funding Account”). Funds on deposit in the Pre-funding Account will be used from time to time to acquire “Subsequent Mortgage Loans” during the Pre-funding Period. It is expected that the composition and characteristics of the Subsequent Mortgage Loans will be similar to those of the Initial Mortgage Loans in all material respects.

The “Pre-funding Period” commences on the Closing Date and ends on the earlier of (i) the date on which the amount on deposit in the Pre-funding Account is less than $10,000 and (ii) April 22, 2007.

To the extent that the Issuing Entity does not fully use amounts on deposit in the Pre-funding Account to purchase Subsequent Mortgage Loans by the end of the Pre-funding Period, the Issuing Entity will apply the remaining amounts as a prepayment of principal to the related Notes on the Payment Date immediately following the end of the Pre-funding Period. Although no assurance is possible, it is not anticipated that a material amount of principal will be prepaid on the Notes from amounts in the Pre-funding Account.

Net Mortgage Rate:
The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the servicing fee rate, the master servicing fee rate and on or after February 2017, the Final Maturity Reserve Fund Rate.

Servicing Fee Rate:	The “Servicing Fee Rate” with respect to each Distribution Date is rate equal to 0.375% per annum.

Master Servicing
Fee Rate:	The “Master Servicing Fee Rate” with respect to each Distribution Date is a rate equal to 0.0175% per annum.

Insurer Premium Rate:	The “Insurer Premium Rate” with respect to each Distribution Date is a rate equal to 0.07% per annum.

Net WAC:
With respect to any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period weighted based on their principal balances as of the first day of the related Due Period.

Net WAC Cap:
The “Net WAC Cap” with respect to any Distribution Date and any Class of Offered Certificates (other than the Class 1A-1B and Class 2A-1C Certificates), the product of (i) the Net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the Accrual Period.

The “Net WAC Cap” with respect to the Class 1A-1B and Class 2A-1C Certificates, is equal to (i) the New WAC Cap applicable to the other Certificates, less (ii) the Insurer Premium Rate, adjusted for the related Interest Accrual Period.

Net Maximum Rate:
The “Net Maximum Rate” with respect to each Mortgage Loan is equal to the maximum mortgage rate less the Servicing Fee Rate, the Master Servicing Fee Rate, and on or after April 2017, the Final Maturity Reserve Fund Rate.

Net Maximum Rate Cap:	The “Net Maximum Rate Cap” for the each of the Certificates is equal to the Net WAC Cap computed by assuming each Mortgage Loan accrued interest at its Net Maximum Rate.

Basis Risk Shortfalls:	With respect to any Distribution Date, each class of Certificates will be entitled to the “Basis Risk Shortfalls” for such class which will equal the sum of:

(i)
the excess, if any, of the amount of interest that such class would have been entitled to receive if the pass-through rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual amount of interest such class is entitled to receive for such Distribution Date;

(ii)	any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii)
interest for the applicable interest accrual period on the amount described in clause (ii) above based on the applicable pass-through rate determined without regard to clause (ii) in the definition thereof.

Basis Risk Cap
Agreement:
On the Closing Date, the Trustee (on behalf of the trust) will enter into the “Basis Risk Cap Agreement” to make payments in respect of any Net WAC Rate Carryover Amounts on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the Basis Risk Cap Provider will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.50% over (ii) the strike price for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates and (b) the lesser of (x) the notional balance for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein and (y) the aggregate balance of the Certificates on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Basis Risk Cap Agreement will terminate following the Distribution Date in January 2012.

Adjusted Cap Rate:
The “Adjusted Cap Rate” for the Certificates and for any Distribution Date equals the Net WAC Cap computed for this purpose by first reducing the Net WAC by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest for the Mortgage Loans for such Distribution Date, and (b) 12, divided by (ii) the aggregate principal balance of the Mortgage Loans as of the first day of the month prior to such Distribution Date.

Deferred Interest:
The interest accrued on a Mortgage Loan in excess of the monthly payment due on such Mortgage Loan. Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan (“Deferred Interest”).

Net Deferred Interest:
The “Net Deferred Interest” for any Distribution Date and Mortgage Loan Group is the excess, if any, of Deferred Interest for the related Due Period and group over voluntary principal prepayments for the related Prepayment Period and Mortgage Loan Group.

For any Distribution Date, Net Deferred Interest will be allocated among the Certificates in an amount equal to the excess, if any, for each such class of (i) the current interest accrued at the applicable Pass-Through Rate for such class, over (ii) the amount of current interest that would have accrued had the Pass-Through Rate for such class equaled the related Adjusted Rate Cap for such class and Distribution Date. The amount of current interest allocable to each Class of Certificates will be reduced by the amount of Net Deferred Interest allocable to such Class of Certificates and such Net Deferred Interest will be added to the principal balance of such Class of Certificates.

Credit Enhancement:	Series 2007-AR1 is an “Overcollateralization Series” as defined in the accompanying terms sheet supplement. Credit enhancement consists of the following:

1) Net Monthly Excess Cashflow;
2) Overcollateralization Amount;
3) Subordination;

4) Yield Maintenance Agreement; and
5) Only with respect to the Class 1A-1B and Class 2A-1C Certificates, the Policy issued by the Certificate Insurer.

Policy:
The Certificate Insurer will issue an insurance policy (the “Policy”) for the benefit of the Class 2A-1C Certificates. The Policy will unconditionally and irrevocably guarantee payment of (i) the outstanding Class Principal Balance of the Class 1A-1B and Class 2A-1C Certificates on their final maturity date, (ii) the amount of any realized losses allocated to the Class 1A-1B and Class 2A-1C Certificates and (iii) accrued and unpaid interest calculated at the pass-through rate due on the Class 1A-1B and Class 2A-1C Certificates, subject to certain terms and conditions set forth in the Policy. The Policy will not provide credit enhancement for any class of certificates other than the Class 1A-1B and Class 2A-1C Certificates.

On each Distribution Date, the securities administrator will calculate to what extent the funds available to make the distributions of principal and interest are insufficient to distribute the amounts due on the Class 1A-1B and Class 2A-1C Certificates. If an insufficiency exists and it is covered by the Policy, then the securities administrator, on behalf of the trustee, will make a draw on the Policy.

If for any reason the Certificate Insurer does not make the payments required under the Policy, the holders of the Class 1A-1B and Class 2A-1C Certificates will rely on the Group 1 and Group 2 Mortgage Loans, respectively, for their distributions of interest and principal, and certificateholders may suffer a loss.

The Policy does not cover Basis Risk Shortfalls or shortfalls in interest collections on the Mortgage Loans that are attributable to prepayment interest shortfalls, deferred interest or the application of the Servicemembers Civil Relief Act.

Final Maturity Reserve
Deposit Amount:
The Final Maturity Reserve Deposit Amount for each Distribution Date beginning in February 2017 and ending the earlier of (i) the final scheduled distribution date and (ii) the termination of the trust fund is an amount equal to the least of (x) the product of (i) the Final Maturity Reserve Rate and (ii) the aggregate stated principal balance of all the Mortgage Loans, (y) the Interest Remittance Amount before taking into account any distribution under "Priority of Distributions-Interest Distributions" herein and after the distribution of certain fees and expenses of the trust fund. No deposit is required if the balance of the mortgage loans having 40-year original terms to maturity, on each distribution date is less than or equal to the aggregate principal balance set forth in Final Maturity Reserve Schedule for that distribution date.

Final Maturity Reserve
Trust:
The Final Maturity Reserve Trust will hold the final maturity reserve account for the benefit of the certificateholders. On each distribution date on and after the distribution date in February 2017 up to the earlier of (i) the final scheduled distribution date and (ii) the termination of the trust fund, if the aggregate stated principal balance of the mortgage loans having 40-year original terms to maturity at the end of the related due period is greater than the aggregate principal balance set forth in Final Maturity Reserve Schedule for that distribution date (the “Final Maturity Reserve Amount Distribution Date”), the securities administrator will deposit into the final maturity reserve account the Final Maturity Reserve Fund Deposit Amount. On the earlier of (i) the final scheduled distribution date and (ii) the termination of the trust fund, any amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest as described herein.

Final Maturity Reserve
Rate:
A per annum rate equal to the product of (i) 1.00% and (ii) a fraction equal to the numerator of which is the Stated Principal Balance of the mortgage loans having 40-year original terms to maturity and the denominator of which is aggregate Stated Principal Balance of the mortgage loans.

Yield Maintenance
Agreement:
On the Closing Date, the trust, on behalf of a separate trust, will enter into the “Yield Maintenance Agreement” to make payments based upon the priority of cashflows described within the Yield Maintenance Agreement Account herein. On each Distribution Date, the counterparty to the Yield Maintenance Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to the maximum rate set forth for such Distribution Date over (ii) the strike price for such Distribution Date specified on the Yield Maintenance Agreement Schedule herein, and (b) the lesser of (i) the notional balance for such Distribution Date specified on the Yield Maintenance Agreement Schedule herein and (ii) the outstanding balance of the Offered Certificates, for such Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Yield Maintenance Agreement will terminate after the Distribution Date in July 2012.

Net Monthly
Excess Cashflow:
The “Net Monthly Excess Cashflow” For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the offered certificates, (B) the Unpaid Interest Shortfall Amounts for the Class 1A-1A, Class 1A-1B, Class 2A-1A,Class 2A-1B and Class 2A-1C Certificates and (C) the Principal Remittance Amount.

Overcollateralization
Amount:
The “Overcollateralization Amount” is equal to the excess of (i) the aggregate principal balance of the Mortgage Loans over (ii) the aggregate principal balance of the Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 0.50% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Pre-funding Amount on the Closing Date.

Overcollateralization
Target Amount:	On any Distribution Date, the “Overcollateralization Target Amount” is equal to:
(i)	prior to the Stepdown Date, 0.50% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Pre-funding Amount on the Closing Date, and
(ii)	on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:
(a)
1.25% of the current principal balance of the Mortgage Loans prior to the Distribution Date in March 2013 and 1.00% of the current principal balance of the Mortgage Loans on or after the Distribution Date in March 2013;

(b)	0.50% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Pre-funding Amount on the Closing Date (the “OC Floor”), and
(c)	during the occurrence and continuation of a Trigger Event, the Overcollateralization Target Amount as of the previous Distribution Date.

Stepdown Date:	The earlier to occur of

(i)	the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero and
(ii)	the later to occur of
a.	the Distribution Date occurring in March 2010; and
b.
the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to (i) prior to the Distribution Date in March 2013 22.125% (+/- 1.25%) and (ii) on or after the Distribution Date in March 2013 17.700% (+/- 1.00%).

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the percentage of Mortgage Loans that are delinquent 60 days or more exceeds (a) prior to March 2013 [TBD]% of the current Credit Enhancement Percentage of the Senior Certificates and (b) on or after March 2013 [TBD]% of the current Credit Enhancement Percentage of the Senior Certificates or (ii) cumulative realized losses for the related Distribution Date as a percentage of the principal balance of the Mortgage Loans as of the Cut-off Date are greater than:

Distribution Date	Percentage
March 2009 - April 2010	[TBD]% for the first month plus an additional 1/12th of [TBD]% for each month thereafter
March 2010 - April 2011	[TBD]% for the first month plus an additional 1/12th of [TBD]% for each month thereafter
March 2011 - April 2013	[TBD]% for the first month plus an additional 1/12th of [TBD]% for each month thereafter
March 2013 - April 2013	[TBD]% for the first month plus an additional 1/12th of [TBD]% for each month thereafter
March 2013 and thereafter	[TBD]%

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for any Distribution Date and any class of Certificates is equal to (i) the sum of (a) the aggregate Class Principal Balance of the classes of Certificates subordinate to such class of Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

	Rating (S/M)	Initial Credit Enhancement Percentage	Target Credit Enhancement Percentage before March 2013 or Stepdown Date	Target Credit Enhancement Percentage on or after March 2013 or Stepdown Date
Senior	AAA / Aaa	8.850%*	22.125%**	17.700%***
M-1	AA+ / Aaa	7.050%	TBD	TBD
M-2	AA / Aa1	5.100%	TBD	TBD
M-3	AA- / Aa2	4.500%	TBD	TBD
M-4	A+ / Aa3	3.300%	TBD	TBD
M-5	A / A1	2.600%	TBD	TBD
M-6	A- / A2	2.100%	TBD	TBD
M-7	BBB+ / A3	1.501%	TBD	TBD
M-8	BBB / Baa1	1.001%	TBD	TBD
M-9	BBB- / Baa2	0.501%	TBD	TBD

*+/- 0.50%
**+/- 1.25%
***+/- 1.00%

Allocation of
Realized Losses:
Any realized losses on the Mortgage Loans will be allocated as follows: first to Net Monthly Excess Cashflow, second to payments received under the Yield Maintenance Agreement, third to overcollateralization, and then to the Subordinate Certificates in reverse order of their numerical designations, in each case until the related class principal balance has been reduced to zero; and then to the Senior Certificates as follows:

1.
Any remaining realized losses on the Group 1 Mortgage Loans will be allocated to the Class 1A-1A and Class 1A-1B until the related class principal balance has been reduced to zero, provided however, that all realized losses allocable to the Class 1A-1A and Class 1A-1B Certificates will be allocated sequentially to the Class 1A-1B and Class 1A-1A Certificates, in that order, until the related class principal balance has been reduced to zero.

2.
Any remaining realized losses on the Group 2 Mortgage Loans will be allocated to the Class 2A-1A, Class 2A-1B and Class 2A-1C until the related class principal balance has been reduced to zero, provided however, that all realized losses allocable to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates will be allocated sequentially to the Class 2A-1C, Class 2A-1B and Class 2A-1A Certificates, in that order, until the related class principal balance has been reduced to zero.

Senior Principal
Distribution Amount:
 For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, will be the lesser of (a) sum of the Principal Distribution Amounts for each Mortgage Loan Group and (b) the excess of the (x) the aggregate Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each distribution date prior to March 2013, 77.875% (+/-1.25%) and thereafter 82.300%(+/-1.00%) and of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $4,044,701.

Class M-1 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to March 2013, [TBD]% and thereafter [TBD]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $4,044,701.

Class M-2 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to March 2013, [TBD]% and thereafter [TBD]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $4,044,701.

Class M-3 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to March 2013, [TBD]% and thereafter [TBD]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $4,044,701.

Class M-4 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to March 2013, [TBD]% and thereafter [TBD]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $4,044,701.

Class M-5 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to March 2013, [TBD]% and thereafter [TBD]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $4,044,701.

Class M-6 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to March 2013, [TBD]% and thereafter [TBD]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $4,044,701.

Class M-7 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date)and (viii) the Class Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to March 2013, [TBD]% and thereafter [TBD]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $4,044,701.

Class M-8 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Class Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to March 2013, [TBD]% and thereafter [TBD]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $4,044,701.

Class M-9 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Class Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to March 2013, [TBD]% and thereafter [TBD]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus $4,044,701.

Priority of
Distributions:	Available funds from the Mortgage Loans will be distributed as follows:

Interest Distributions

1.	on the Distribution Date in February 2013 and on each Distribution Date thereafter, the amount required to be deposited in the Final Maturity Reserve Fund;

2.
from the Interest Remittance Amount for the related Mortgage Loan Group to the holders of the Class 1A-1A, Class 1A-1B, Class 2A-1A,Class 2A-1B and Class 2A-1C, as applicable, the related Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount, if any, to which each such class is entitled, provided that if the Interest Remittance Amount for the Group 1 Mortgage Loans is insufficient to pay the Class 1A-1 Certificates the related Monthly Interest Distributable Amount, the securities administrator will withdraw such insufficient amount from the Interest Remittance Amount for the Group 2 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, and if the Interest Remittance Amount for the Group 2 Mortgage Loans is insufficient to pay the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates the related Monthly Interest Distributable Amount, the securities administrator will withdraw such insufficient amount from the Interest Remittance Amount for the Group 1 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 1A-1A and Class 1A-1B Certificates; and

3.	from the remaining Interest Remittance Amounts for both groups, reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to interest;

4.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class M-1 Certificates, the related Monthly Interest Distributable Amount;

5.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class M-2 Certificates, the related Monthly Interest Distributable Amount;

6.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class M-3 Certificates, the related Monthly Interest Distributable Amount;

7.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class M-4 Certificates, the related Monthly Interest Distributable Amount;

8.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class M-5 Certificates, the related Monthly Interest Distributable Amount;

9.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class M-6 Certificates, the related Monthly Interest Distributable Amount;

10.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class M-7 Certificates, the related Monthly Interest Distributable Amount;

11.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class M-8 Certificates, the related Monthly Interest Distributable Amount;

12.	from the remaining Interest Remittance Amounts for both Mortgage Loan Groups, to the holders of the Class M-9 Certificates, the related Monthly Interest Distributable Amount;

13.	for application as part of Net Monthly Excess Cashflow for such Distribution Date.

Principal Distributions

(i)
On each Distribution Date (a) prior to the applicable Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following order of priority:

1.
first, from the related Principal Distribution Amount for the related Mortgage Loan Group, to the holders of the Class 1A-1A, Class 1A-1B, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, as the case may be, the related Principal Distribution Amount pro rata based on their Class Principal Balances immediately prior to such Distribution Date, until their respective Class Principal Balances are reduced to zero;

2.	second, to the Certificate Insurer any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to principal;

3.	third, from the Principal Distribution Amount for both Mortgage Loan Groups

a.	first, to the holders of the Class M-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;

b.	second, to the holders of the Class M-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;

c.	third, to the holders of the Class M-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;

d.	fourth, to the holders of the Class M-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;

e.	fifth, to the holders of the Class M-5 Certificates, until the Class Principal Balance thereof has been reduced to zero;

f.	sixth, to the holders of Class M-6 Certificates, until the Class Principal Balance thereof has been reduced to zero;

g.	seventh, to the holders of Class M-7 Certificates, until the Class Principal Balance thereof has been reduced to zero;

h.	eighth, to the holders of Class M-8 Certificates, until the Class Principal Balance thereof has been reduced to zero;

i.	ninth, to the holders of Class M-9 Certificates, until the Class Principal Balance thereof has been reduced to zero; and

j.	tenth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.

(ii)
On each Distribution Date (a) on or after the applicable Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

1.
first, to the holders of the Class 1A-1A and Class 1A-1B Certificates, the Principal Distribution Amount for the Group 1 Mortgage Loans pro rata based on their Class Principal Balances immediately prior to such Distribution Date, until their respective Class Principal Balances are reduced to zero, and then to the holders of the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, the Principal Distribution Amount for the Group 2 Mortgage Loans pro rata based on their Class Principal Balances immediately prior to such Distribution Date, until their respective Class Principal Balances are reduced to zero;

2.	second, to the Certificate Insurer any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy with respect to principal;

3.	third, from the Principal Distribution Amount for both Mortgage Loan Groups

a.	first, to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;

b.	second, to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount;

c.	third, to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount;

d.	fourth, to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount;

e.	fifth, to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount;

f.	sixth, to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount;

g.	seventh, to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount;

h.	eighth, to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount;

i.	ninth, to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount; and

j.	tenth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.

Overcollateralization

The pooling and servicing agreement requires that, on each distribution date, the Net Monthly Excess Cashflow, if any, be distributed as follows:

a.
to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such holders as part of the Principal Distribution Amount;

b.	to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

c.	to the holders of the Class M-1 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

d.	to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

e.	to the holders of the Class M-2 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

f.	to the holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

g.	to the holders of the Class M-3 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

h.	to the holders of the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

i.	to the holders of the Class M-4 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

j.	to the holders of the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

k.	to the holders of the Class M-5 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

l.	to the holders of the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates; and

m.	to the holders of the Class M-6 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

n.	to the holders of the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates; and

o.	to the holders of the Class M-7 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

p.	to the holders of the Class M-8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates; and

q.	to the holders of the Class M-8 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

r.	to the holders of the Class M-9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates; and

s.	to the holders of the Class M-9 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

t.	to the Basis Risk Reserve Fund, any amount required to be paid thereto.

u.	to the holders of the Class C Certificates, as provided in the pooling and servicing agreement; and

v.	any remaining amounts to the holders of the Residual Certificates as provided in the pooling and servicing agreement.

Yield Maintenance
Agreement Account:	Funds deposited into Yield Maintenance Agreement Account on a Distribution Date will include the payments received from the Counterparty for such Distribution Date.

On each Distribution Date, following the distribution of Excess Cashflow, payments made pursuant to the Yield Maintenance Agreement shall be distributed from the Yield Maintenance Agreement Account as follows:

(i)
to the Senior Certificates and then to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts; an amount equal to any unpaid remaining Basis Risk Shortfalls with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Basis Risk Shortfalls and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

(ii)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(iii)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iv)
to the Senior Certificates and the Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Distribution” in an amount necessary to maintain the applicable Overcollateralization Target Amount.

Basis Risk Cap Schedule

Period	Notional Balance ($)	Strike (%)	Ceiling (%)	Period	Notional Balance ($)	Strike (%)	Ceiling (%)
1	808,940,210.99	6.34321	10.50000	32	432,271,880.97	9.73549	10.50000
2	795,017,477.20	6.54874	10.50000	33	422,145,554.90	9.42012	10.50000
3	778,120,666.10	9.68739	10.50000	34	412,253,533.67	9.73277	10.50000
4	763,438,326.69	9.37765	10.50000	35	402,592,935.26	9.41749	10.50000
5	749,047,473.44	9.69309	10.50000	36	393,158,017.47	9.41617	10.50000
6	734,942,049.42	9.38318	10.50000	37	383,943,461.65	10.42358	10.50000
7	721,116,128.38	9.38594	10.50000	38	374,944,579.24	9.41352	10.50000
8	707,563,628.19	9.70166	10.50000	39	366,156,962.39	9.72593	10.50000
9	694,279,169.88	9.39146	10.50000	40	357,575,643.05	9.41084	10.50000
10	681,250,438.58	9.70738	10.50000	41	349,195,770.19	9.72314	10.50000
11	668,446,715.03	9.39698	10.50000	42	341,012,607.03	9.40813	10.50000
12	655,869,751.64	9.39969	10.50000	43	333,021,528.32	9.40676	10.50000
13	643,519,578.72	10.05082	10.50000	44	325,218,017.73	9.71890	10.50000
14	631,405,853.42	9.40507	10.50000	45	317,597,665.28	9.40400	10.50000
15	619,517,889.13	9.72132	10.50000	46	310,153,463.91	9.71605	10.50000
16	607,865,454.30	9.41038	10.50000	47	302,884,020.44	9.40124	10.50000
17	596,443,663.20	9.72680	10.50000	48	295,784,343.62	9.39985	10.50000
18	585,210,288.45	9.41564	10.50000	49	288,850,432.11	10.40544	10.50000
19	574,167,845.19	9.41820	10.50000	50	282,078,785.82	9.39707	10.50000
20	563,313,359.01	9.73474	10.50000	51	275,466,124.36	9.70886	10.50000
21	552,670,903.68	9.42323	10.50000	52	269,008,709.26	9.39426	10.50000
22	542,234,977.04	9.73995	10.50000	53	262,702,890.08	9.70594	10.50000
23	531,981,474.01	9.42825	10.50000	54	256,545,102.35	9.39142	10.50000
24	520,953,699.28	9.42923	10.50000	55	250,531,865.54	9.38998	10.50000
25	509,811,056.72	10.43999	10.50000	56	244,659,781.05	9.70148	10.50000
26	498,176,796.50	9.42890	10.50000	57	238,925,530.33	9.96486	10.50000
27	486,673,508.95	9.74217	10.50000	58	233,234,454.15	10.29618	10.50000
28	475,270,266.28	9.42663	10.50000	59	227,678,499.67	10.19672	10.50000
29	464,134,702.82	9.73952	10.50000	60	222,220,705.83	10.37066	10.50000
30	453,260,524.13	9.42405	10.50000	61	N/A	0.00000	10.50000
31	442,641,584.00	9.42275	10.50000

Yield Maintenance Agreement Schedule

Period	Notional Balance ($)	Strike (%)	Ceiling (%)
11/25/2009	213,077,660.18	6.99499	8.99000
12/25/2009	205,868,597.52	6.92513	8.99000
1/25/2010	198,903,847.42	6.85283	8.99000
2/25/2010	192,175,107.60	6.77800	8.99000
3/25/2010	185,674,358.83	6.70055	8.99000
4/25/2010	179,393,855.26	6.62040	8.99000
5/25/2010	173,326,115.06	6.53745	8.99000
6/25/2010	159,290,780.40	5.12650	7.37650
7/25/2010	153,856,438.06	4.53270	7.28270
8/25/2010	148,590,208.90	4.43380	7.18380
9/25/2010	137,980,233.80	4.33230	7.08230
10/25/2010	133,259,142.50	4.22280	6.97280
11/25/2010	128,718,675.39	4.10440	6.85440
12/25/2010	124,283,652.54	3.98720	6.73720
1/25/2011	119,997,267.86	3.85310	6.60310
2/25/2011	115,837,353.49	3.71820	6.51441
3/25/2011	106,289,006.37	3.59700	6.66024
4/25/2011	102,517,643.08	3.71920	6.80581
5/25/2011	98,894,488.03	3.59020	6.95953
6/25/2011	95,418,353.08	3.46300	7.10115
7/25/2011	92,083,427.80	3.33050	7.25010
8/25/2011	88,884,119.09	4.39450	7.39446
9/25/2011	81,121,576.82	4.52370	7.52370
10/25/2011	78,303,886.41	4.67830	7.67825
11/25/2011	75,600,870.73	4.31660	7.81664
12/25/2011	73,002,883.27	4.94680	7.94678
1/25/2012	70,502,424.50	4.58090	8.08092
2/25/2012	68,095,352.04	4.70400	8.20395
3/25/2012	62,307,719.35	4.83570	8.33572
4/25/2012	60,180,146.05	5.46140	8.46140
5/25/2012	58,132,883.12	5.57570	8.57575
6/25/2012	56,168,794.88	5.69160	8.69162
7/25/2012	54,283,950.11	5.79580	8.79575
8/25/2012	N/A	0.00000	0.00000

Final Maturity Reserve Fund Schedule

Period	Aggregate Principal Balance ($)	Period	Aggregate Principal Balance ($)	Period	Aggregate Principal Balance ($)	Period	Aggregate Principal Balance ($)
121	60,867,808	181	24,233,159	241	9,365,104	301	3,432,186
122	59,950,825	182	23,859,062	242	9,214,565	302	3,372,950
123	59,047,368	183	23,490,550	243	9,066,316	303	3,314,644
124	58,157,241	184	23,127,541	244	8,920,324	304	3,257,253
125	57,280,248	185	22,769,953	245	8,776,555	305	3,200,763
126	56,416,199	186	22,417,708	246	8,634,975	306	3,145,161
127	55,564,903	187	22,070,727	247	8,495,553	307	3,090,434
128	54,726,176	188	21,728,932	248	8,358,256	308	3,036,568
129	53,899,833	189	21,392,248	249	8,223,052	309	2,983,550
130	53,085,693	190	21,060,599	250	8,089,912	310	2,931,368
131	52,283,579	191	20,733,911	251	7,958,803	311	2,880,009
132	51,493,314	192	20,412,111	252	7,829,697	312	2,829,460
133	50,714,726	193	20,095,128	253	7,702,563	313	2,779,710
134	49,947,644	194	19,782,890	254	7,577,371	314	2,730,745
135	49,191,901	195	19,475,328	255	7,454,094	315	2,682,556
136	48,447,329	196	19,172,374	256	7,332,702	316	2,635,129
137	47,713,767	197	18,873,958	257	7,213,168	317	2,588,453
138	46,991,053	198	18,580,015	258	7,095,464	318	2,542,517
139	46,279,028	199	18,290,479	259	6,979,562	319	2,497,310
140	45,577,537	200	18,005,284	260	6,865,437	320	2,452,820
141	44,886,426	201	17,724,368	261	6,753,061	321	2,409,037
142	44,205,542	202	17,447,666	262	6,642,408	322	2,365,950
143	43,534,737	203	17,175,118	263	6,533,454	323	2,323,549
144	42,873,862	204	16,906,661	264	6,426,171	324	2,281,823
145	42,222,773	205	16,642,236	265	6,320,537	325	2,240,762
146	41,581,327	206	16,381,782	266	6,216,526	326	2,200,355
147	40,949,382	207	16,125,243	267	6,114,113	327	2,160,594
148	40,326,800	208	15,872,559	268	6,013,276	328	2,121,468
149	39,713,444	209	15,623,675	269	5,913,991	329	2,082,967
150	39,109,178	210	15,378,534	270	5,816,234	330	2,045,082
151	38,513,871	211	15,137,081	271	5,719,983	331	2,007,804
152	37,927,389	212	14,899,261	272	5,625,215	332	1,971,124
153	37,349,605	213	14,665,022	273	5,531,908	333	1,935,031
154	36,780,392	214	14,434,310	274	5,440,040	334	1,899,519
155	36,219,623	215	14,207,073	275	5,349,591	335	1,864,577
156	35,667,175	216	13,983,260	276	5,260,538	336	1,830,196
157	35,122,927	217	13,762,820	277	5,172,861	337	1,796,370
158	34,586,758	218	13,545,705	278	5,086,539	338	1,763,088
159	34,058,550	219	13,331,864	279	5,001,553	339	1,730,343
160	33,538,186	220	13,121,249	280	4,917,881	340	1,698,126
161	33,025,552	221	12,913,813	281	4,835,506	341	1,666,430
162	32,520,534	222	12,709,509	282	4,754,406	342	1,635,247
163	32,023,021	223	12,508,290	283	4,674,563	343	1,604,568
164	31,532,902	224	12,310,111	284	4,595,958	344	1,574,386
165	31,050,071	225	12,114,927	285	4,518,573	345	1,544,693
166	30,574,418	226	11,922,694	286	4,442,390	346	1,515,483
167	30,105,841	227	11,733,369	287	4,367,390	347	1,486,746
168	29,644,234	228	11,546,907	288	4,293,555	348	1,458,478
169	29,189,495	229	11,363,267	289	4,220,869	349	1,430,669
170	28,741,525	230	11,182,408	290	4,149,314	350	1,403,314
171	28,300,223	231	11,004,287	291	4,078,873	351	1,376,404
172	27,865,492	232	10,828,865	292	4,009,530	352	1,349,935
173	27,437,236	233	10,656,102	293	3,941,267	353	1,323,897
174	27,015,359	234	10,485,958	294	3,874,070	354	1,298,286
175	26,599,768	235	10,318,394	295	3,807,921	355	1,273,094
176	26,190,372	236	10,153,373	296	3,742,805	356	1,248,315
177	25,787,078	237	9,990,856	297	3,678,706	357	1,223,943
178	25,389,797	238	9,830,807	298	3,615,610	358	1,199,972
179	24,998,441	239	9,673,190	299	3,553,501	359	1,176,394
180	24,612,924	240	9,517,967	300	3,492,365	360	1,153,205

Total Collateral - Initial Mortgage Loans
As of the Cut-Off Date

		Minimum	Maximum
Scheduled Principal Balance	$669,440,211	$56,000	$1,788,293
Average Scheduled Principal Balance	$389,663
Number of Mortgage Loans	1,718

Weighted Average Gross Coupon	7.544%	1.000%	9.158%
Weighted Average FICO Score	703	620	822
Weighted Average Combined Original LTV	74.34%	14.71%	95.00%

Weighted Average Original Term	406 months	240 months	480 months
Weighted Average Stated Remaining Term	404 months	237 months	480 months
Weighted Average Seasoning	2 months	0 months	8 months

Weighted Average Gross Margin	3.165%	2.125%	4.275%
Weighted Average Minimum Interest Rate	3.165%	2.125%	4.275%
Weighted Average Maximum Interest Rate	11.444%	10.950%	13.625%
Weighted Average Initial Rate Cap	0.000%	0.000%	0.000%
Weighted Average Subsequent Rate Cap	0.000%	0.000%	0.000%
Weighted Average Months to Roll	16 months	1 month	60 months

Maturity Date		Oct 1 2026	Jan 1 2047
Maximum Zip Code Concentration	0.96%	94565

ARM	100.00%	Investor	5.74%
		Primary	92.71%
Negam 5/1 MO MTA	26.71%	Second Home	1.55%
Negam MTA	73.29%
		Top 5 States:
Not Interest Only	100.00%	California	84.88%
		Arizona	7.03%
Prepay Penalty: N/A	12.48%	Nevada	1.67%
Prepay Penalty: 12 months	21.09%	Florida	1.33%
Prepay Penalty: 24 months	1.40%	Illinois	1.22%
Prepay Penalty: 36 months	65.03%
		Top 5 Cities:
First Lien	100.00%	LOS ANGELES	4.67%
		SAN JOSE	3.74%
Alternative Documentation	1.39%	SAN DIEGO	2.72%
Express Documentation	5.28%	PHOENIX	1.78%
Full Documentation	0.72%	CORONA	1.46%
Lite Documentation	92.62%
		Top 5 Zip Codes:
Cash Out Refinance	66.22%	94565	0.96%
Purchase	12.36%	92336	0.64%
Rate/Term Refinance	21.42%	91311	0.59%
		92883	0.55%
2-4 Units	4.56%	92592	0.54%
Condominium	7.06%
PUD	18.58%
Single Family	69.79%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
50,000.01 - 100,000.00	17	1,350,216.37	0.20%	7.028	372	49.28	719
100,000.01 - 150,000.00	65	8,541,317.80	1.28%	7.594	392	62.79	703
150,000.01 - 200,000.00	136	23,987,881.16	3.58%	7.167	386	66.74	704
200,000.01 - 250,000.00	154	34,604,416.22	5.17%	7.618	398	69.92	703
250,000.01 - 300,000.00	207	57,050,651.21	8.52%	7.673	398	72.14	704
300,000.01 - 350,000.00	220	71,497,167.47	10.68%	7.561	399	73.21	701
350,000.01 - 400,000.00	206	76,975,558.35	11.50%	7.549	404	74.84	704
400,000.01 - 450,000.00	180	76,331,060.99	11.40%	7.754	404	75.66	702
450,000.01 - 500,000.00	143	67,773,492.74	10.12%	7.620	410	76.94	707
500,000.01 - 550,000.00	111	58,113,363.18	8.68%	7.431	414	77.39	697
550,000.01 - 600,000.00	91	52,077,060.13	7.78%	7.415	409	77.52	710
600,000.01 - 650,000.00	57	35,609,925.48	5.32%	7.485	415	77.78	702
650,000.01 - 700,000.00	39	26,410,788.06	3.95%	7.389	404	75.80	698
700,000.01 - 750,000.00	41	29,477,784.48	4.40%	7.585	393	75.68	696
750,000.01 - 800,000.00	23	17,776,827.54	2.66%	7.239	410	74.23	717
800,000.01 - 850,000.00	4	3,315,413.31	0.50%	7.744	388	72.42	663
850,000.01 - 900,000.00	1	883,766.09	0.13%	7.875	356	74.79	756
900,000.01 - 950,000.00	9	8,187,929.25	1.22%	7.666	384	69.28	711
1,000,000.01+	14	19,475,591.16	2.91%	7.457	429	67.48	714
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000 - 1.499	86	32,712,800.00	4.89%	1.233	421	74.00	715
1.500 - 1.999	22	8,514,874.17	1.27%	1.704	414	75.83	646
2.000 - 2.499	8	2,290,880.00	0.34%	2.144	454	84.70	676
6.000 - 6.499	1	630,000.00	0.09%	6.375	359	78.75	705
6.500 - 6.999	17	6,918,752.35	1.03%	6.837	359	71.43	715
7.000 - 7.499	139	55,341,855.83	8.27%	7.329	364	70.17	729
7.500 - 7.999	640	265,482,876.09	39.66%	7.761	396	74.26	712
8.000 - 8.499	616	229,874,068.96	34.34%	8.225	407	75.06	698
8.500 - 8.999	186	67,006,526.60	10.01%	8.600	454	75.61	669
9.000 - 9.499	3	667,576.99	0.10%	9.084	477	68.16	639
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
620-649	254	95,013,011.91	14.19%	7.564	407	74.90	636
650-674	309	118,704,653.15	17.73%	7.730	404	74.81	663
675-699	324	128,849,604.77	19.25%	7.551	405	74.89	687
700-724	261	106,963,330.21	15.98%	7.595	405	74.42	712
725-749	223	87,577,078.60	13.08%	7.447	401	74.16	737
750-774	189	71,720,117.38	10.71%	7.554	405	73.22	762
775-799	105	41,111,096.10	6.14%	7.245	402	74.26	785
800-824	53	19,501,318.87	2.91%	7.018	400	69.83	807
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Negam Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
110.000	65	24,302,513.57	3.63%	7.726	428	88.25	719
115.000	1,178	466,343,613.81	69.66%	7.463	421	74.92	699
120.000	475	178,794,083.61	26.71%	7.730	357	70.95	712
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	117	30,818,743.48	4.60%	7.384	385	40.33	724
50.00- 54.99	60	17,743,639.55	2.65%	7.686	389	52.28	711
55.00- 59.99	42	14,213,712.34	2.12%	7.460	379	57.52	722
60.00- 64.99	67	21,264,669.63	3.18%	7.774	384	62.06	707
65.00- 69.99	113	46,712,428.25	6.98%	7.556	397	67.81	688
70.00- 74.99	196	79,146,930.87	11.82%	7.516	400	72.28	706
75.00- 79.99	350	149,165,647.10	22.28%	7.531	403	77.34	699
80.00	704	284,748,114.43	42.54%	7.536	410	80.00	701
80.01- 84.99	19	7,055,039.65	1.05%	7.945	451	81.83	723
85.00- 89.99	25	9,283,107.61	1.39%	7.666	425	88.21	711
90.00- 94.99	15	5,497,349.82	0.82%	7.826	422	90.87	732
95.00- 99.99	10	3,790,828.26	0.57%	7.303	438	95.00	754
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	114	29,126,949.72	4.35%	7.350	384	39.91	726
50.00- 54.99	60	17,743,639.55	2.65%	7.686	389	52.28	711
55.00- 59.99	42	14,784,859.81	2.21%	7.507	382	56.63	719
60.00- 64.99	65	19,651,688.46	2.94%	7.790	386	61.91	709
65.00- 69.99	114	46,973,827.50	7.02%	7.556	396	67.75	688
70.00- 74.99	188	75,589,519.17	11.29%	7.495	400	72.14	706
75.00- 79.99	326	137,530,645.32	20.54%	7.510	402	77.15	698
80.00	576	231,095,533.87	34.52%	7.616	408	79.97	699
80.01- 84.99	20	8,123,644.43	1.21%	7.591	443	81.00	723
85.00- 89.99	104	44,926,740.98	6.71%	7.682	415	80.70	712
90.00- 94.99	69	28,582,183.17	4.27%	7.086	414	81.67	716
95.00- 99.99	40	15,310,979.01	2.29%	7.315	429	83.64	722
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
240	1	253,540.67	0.04%	7.958	237	50.80	684
360	1,092	409,867,559.02	61.23%	7.509	358	73.24	704
480	625	259,319,111.30	38.74%	7.599	478	76.11	703
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
181-240	1	253,540.67	0.04%	7.958	237	50.80	684
301-360	1,092	409,867,559.02	61.23%	7.509	358	73.24	704
361+	625	259,319,111.30	38.74%	7.599	478	76.11	703
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	35	7,965,928.26	1.19%	7.891	411	59.64	719
20.01 -25.00	49	14,914,806.41	2.23%	7.647	377	68.00	707
25.01 -30.00	152	50,428,003.33	7.53%	7.587	388	71.45	712
30.01 -35.00	425	161,245,541.36	24.09%	7.456	396	73.78	706
35.01 -40.00	842	344,807,657.79	51.51%	7.518	407	75.32	701
40.01 -45.00	214	89,898,660.57	13.43%	7.729	422	75.59	702
45.01 -50.00	1	179,613.27	0.03%	8.333	477	70.00	698
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,718	669,440,210.99	100.00%	7.544	404	74.34	703
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Negam 5/1 MO MTA	475	178,794,083.61	26.71%	7.730	357	70.95	712
Negam MTA	1,243	490,646,127.38	73.29%	7.476	421	75.58	700
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Interest Only	1,718	669,440,210.99	100.00%	7.544	404	74.34	703
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	205	83,552,259.43	12.48%	7.135	405	74.00	710
Prepay Penalty: 12 months	324	141,167,724.23	21.09%	7.295	403	74.53	709
Prepay Penalty: 24 months	21	9,401,276.20	1.40%	6.957	401	76.38	706
Prepay Penalty: 36 months	1,168	435,318,951.13	65.03%	7.716	404	74.30	700
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,718	669,440,210.99	100.00%	7.544	404	74.34	703
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent Second	1,541	590,404,522.72	88.19%	7.565	403	73.88	702
Silent Second	177	79,035,688.27	11.81%	7.386	416	77.82	711
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alternative Documentation	37	9,321,963.38	1.39%	7.651	398	68.37	704
Express Documentation	119	35,323,405.94	5.28%	7.576	400	66.21	732
Full Documentation	14	4,790,337.37	0.72%	7.553	394	73.07	722
Lite Documentation	1,548	620,004,504.30	92.62%	7.541	405	74.91	702
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,155	443,330,806.09	66.22%	7.528	401	73.25	702
Purchase	200	82,716,194.30	12.36%	7.700	419	79.96	718
Rate/Term Refinance	363	143,393,210.60	21.42%	7.503	406	74.49	700
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units	73	30,538,948.16	4.56%	7.544	398	68.68	689
Condominium	150	47,295,596.47	7.06%	7.297	411	76.13	710
PUD	295	124,392,643.93	18.58%	7.451	405	75.06	705
Single Family	1,200	467,213,022.43	69.79%	7.594	404	74.34	703
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	139	38,405,038.48	5.74%	7.764	399	60.99	704
Primary	1,547	620,656,883.54	92.71%	7.537	405	75.24	703
Second Home	32	10,378,288.97	1.55%	7.172	383	70.01	737
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	159	47,058,429.03	7.03%	7.203	395	75.56	699
California	1,383	568,242,088.38	84.88%	7.568	407	74.13	704
Colorado	3	591,558.84	0.09%	6.529	388	81.98	673
Connecticut	2	1,132,504.39	0.17%	7.381	358	65.10	699
Florida	37	8,911,779.21	1.33%	7.671	386	74.77	703
Hawaii	14	5,464,087.75	0.82%	8.273	410	69.48	709
Illinois	27	8,193,928.97	1.22%	7.273	375	77.57	718
Massachusetts	6	1,677,571.64	0.25%	6.286	403	77.53	698
Missouri	3	855,863.53	0.13%	5.036	359	79.40	736
Nevada	38	11,170,747.55	1.67%	7.965	377	75.55	713
New Jersey	2	932,329.39	0.14%	7.687	358	86.41	719
New York	15	6,620,852.84	0.99%	7.821	389	76.24	693
Oregon	4	687,279.70	0.10%	8.335	393	77.11	720
Pennsylvania	3	547,701.45	0.08%	3.606	404	71.24	670
Rhode Island	4	1,132,550.57	0.17%	5.308	422	74.96	662
Virginia	5	1,817,804.61	0.27%	7.582	358	76.05	693
Washington	13	4,403,133.14	0.66%	7.937	386	77.82	695
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	23	9,201,541.55	1.37%	7.226	374	69.70	755
2.500 - 2.999	349	152,730,349.64	22.81%	7.041	403	75.28	718
3.000 - 3.499	1,049	398,648,942.34	59.55%	7.664	393	73.58	705
3.500 - 3.999	290	106,985,202.07	15.98%	7.816	449	76.39	672
4.000 - 4.499	7	1,874,175.39	0.28%	8.985	478	66.51	657
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	23	9,201,541.55	1.37%	7.226	374	69.70	755
2.500 - 2.999	349	152,730,349.64	22.81%	7.041	403	75.28	718
3.000 - 3.499	1,049	398,648,942.34	59.55%	7.664	393	73.58	705
3.500 - 3.999	290	106,985,202.07	15.98%	7.816	449	76.39	672
4.000 - 4.499	7	1,874,175.39	0.28%	8.985	478	66.51	657
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10.500 -10.999	1,144	462,518,356.38	69.09%	7.458	422	76.46	700
11.000 -11.499	100	28,757,771.00	4.30%	7.740	413	61.50	701
11.500 -11.999	17	6,918,752.35	1.03%	6.837	359	71.43	715
12.000 -12.499	85	33,453,266.45	5.00%	7.297	358	69.74	721
12.500 -12.999	233	88,607,428.43	13.24%	7.732	357	71.38	713
13.000 -13.499	130	45,979,093.31	6.87%	8.131	357	70.78	705
13.500 -13.999	9	3,205,543.07	0.48%	8.614	355	71.79	678
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	1,718	669,440,210.99	100.00%	7.544	404	74.34	703
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	1,718	669,440,210.99	100.00%	7.544	404	74.34	703
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
02/01/07	1,243	490,646,127.38	73.29%	7.476	421	75.58	700
08/01/11	55	19,781,750.09	2.95%	8.008	355	71.83	712
09/01/11	109	39,954,528.43	5.97%	7.898	356	69.69	709
10/01/11	85	34,370,281.08	5.13%	7.818	357	70.17	714
11/01/11	106	38,172,545.40	5.70%	7.657	358	71.38	712
12/01/11	73	28,667,478.61	4.28%	7.496	359	72.24	711
01/01/12	47	17,847,500.00	2.67%	7.405	360	71.30	715
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Months to Pymt Adj	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5	1	172,664.89	0.03%	9.158	472	70.00	639
6	1	659,211.43	0.10%	8.358	353	80.00	637
7	1	149,529.33	0.02%	8.533	474	70.00	649
8	21	6,816,913.04	1.02%	8.011	362	69.70	726
9	191	74,974,271.47	11.20%	8.014	417	73.69	708
10	325	127,242,988.87	19.01%	8.019	412	74.49	709
11	370	148,457,924.03	22.18%	8.060	416	76.52	697
12	315	128,083,780.90	19.13%	8.070	422	76.66	696
13	128	48,558,954.17	7.25%	1.994	415	74.63	703
56	41	14,647,226.72	2.19%	8.004	355	71.41	706
57	83	30,458,059.42	4.55%	7.916	356	68.42	709
58	67	26,065,012.73	3.89%	7.812	357	68.69	709
59	84	30,199,874.61	4.51%	7.665	358	69.99	712
60	55	20,146,699.38	3.01%	7.463	359	72.82	710
61	35	12,807,100.00	1.91%	7.425	360	70.98	708
Total	1,718	669,440,210.99	100.00%	7.544	404	74.34	703

Total Collateral - Initial Group 1 Mortgage Loans
As of the Cut-Off Date

		Minimum	Maximum
Scheduled Principal Balance	$315,245,757	$56,000	$702,134
Average Scheduled Principal Balance	$286,327
Number of Mortgage Loans	1,101

Weighted Average Gross Coupon	7.571%	1.000%	9.158%
Weighted Average FICO Score	703	620	822
Weighted Average Combined Original LTV	72.11%	14.71%	95.00%

Weighted Average Original Term	400 months	240 months	480 months
Weighted Average Stated Remaining Term	398 months	237 months	480 months
Weighted Average Seasoning	2 months	0 months	8 months

Weighted Average Gross Margin	3.209%	2.125%	4.275%
Weighted Average Minimum Interest Rate	3.209%	2.125%	4.275%
Weighted Average Maximum Interest Rate	11.553%	10.950%	13.625%
Weighted Average Initial Rate Cap	0.000%	0.000%	0.000%
Weighted Average Subsequent Rate Cap	0.000%	0.000%	0.000%
Weighted Average Months to Roll	18 months	1 month	60 months

Maturity Date		Oct 1 2026	Jan 1 2047
Maximum Zip Code Concentration	1.49%	94565

ARM	100.00%	Investor	10.50%
		Primary	87.39%
Negam 5/1 MO MTA	31.03%	Second Home	2.10%
Negam MTA	68.97%
		Top 5 States:
Not Interest Only	100.00%	California	80.06%
		Arizona	8.70%
Prepay Penalty: N/A	9.59%	Nevada	2.48%
Prepay Penalty: 12 months	15.74%	Florida	2.35%
Prepay Penalty: 24 months	0.72%	Illinois	1.38%
Prepay Penalty: 36 months	73.95%
		Top 5 Cities:
First Lien	100.00%	LOS ANGELES	5.94%
		SAN DIEGO	3.81%
Alternative Documentation	2.42%	PHOENIX	2.33%
Express Documentation	7.92%	SAN JOSE	1.84%
Full Documentation	0.73%	RIVERSIDE	1.59%
Lite Documentation	88.93%
		Top 5 Zip Codes:
Cash Out Refinance	69.61%	94565	1.49%
Purchase	9.88%	93536	0.85%
Rate/Term Refinance	20.52%	92114	0.77%
		92376	0.73%
2-4 Units	7.72%	91331	0.65%
Condominium	10.66%
PUD	14.91%
Single Family	66.70%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
50,000.01 - 100,000.00	17	1,350,216.37	0.43%	7.028	372	49.28	719
100,000.01 - 150,000.00	65	8,541,317.80	2.71%	7.594	392	62.79	703
150,000.01 - 200,000.00	136	23,987,881.16	7.61%	7.167	386	66.74	704
200,000.01 - 250,000.00	154	34,604,416.22	10.98%	7.618	398	69.92	703
250,000.01 - 300,000.00	206	56,774,334.01	18.01%	7.669	398	72.10	704
300,000.01 - 350,000.00	219	71,157,064.71	22.57%	7.559	398	73.18	702
350,000.01 - 400,000.00	206	76,975,558.35	24.42%	7.549	404	74.84	704
400,000.01 - 450,000.00	85	35,205,893.56	11.17%	7.620	397	73.35	702
450,000.01 - 500,000.00	8	3,745,234.66	1.19%	8.082	387	68.10	693
500,000.01 - 550,000.00	1	518,513.95	0.16%	8.308	357	80.00	663
550,000.01 - 600,000.00	3	1,683,192.76	0.53%	8.091	437	71.68	710
700,000.01 - 750,000.00	1	702,133.56	0.22%	8.625	356	70.00	635
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000 - 1.499	56	14,978,150.00	4.75%	1.211	412	73.72	703
1.500 - 1.999	15	4,732,874.17	1.50%	1.708	419	74.17	651
2.000 - 2.499	7	1,698,880.00	0.54%	2.151	445	86.34	688
6.500 - 6.999	11	3,510,352.62	1.11%	6.819	359	69.51	706
7.000 - 7.499	89	23,637,758.07	7.50%	7.330	360	67.85	728
7.500 - 7.999	366	106,524,422.23	33.79%	7.767	387	71.05	718
8.000 - 8.499	416	117,921,802.08	37.41%	8.215	397	72.76	698
8.500 - 8.999	138	41,573,940.95	13.19%	8.602	443	74.32	670
9.000 - 9.499	3	667,576.99	0.21%	9.084	477	68.16	639
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
620-649	171	49,206,840.54	15.61%	7.574	406	72.99	636
650-674	198	55,132,357.41	17.49%	7.702	400	73.65	663
675-699	206	60,389,509.02	19.16%	7.473	397	73.70	687
700-724	159	48,075,194.72	15.25%	7.633	393	71.66	713
725-749	140	39,059,516.89	12.39%	7.542	395	70.59	736
750-774	126	34,639,221.87	10.99%	7.451	399	71.42	762
775-799	66	19,128,784.82	6.07%	7.561	398	70.68	787
800-824	35	9,614,331.84	3.05%	7.694	381	62.67	809
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Negam Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
110.000	36	9,263,411.69	2.94%	7.451	429	88.16	721
115.000	729	208,160,362.70	66.03%	7.476	416	73.00	698
120.000	336	97,821,982.72	31.03%	7.787	357	68.71	712
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 49.99	107	23,340,543.61	7.40%	7.603	388	39.66	729
50.00- 54.99	51	13,063,710.87	4.14%	7.722	391	52.21	708
55.00- 59.99	34	9,460,911.00	3.00%	7.756	371	57.41	721
60.00- 64.99	57	15,255,495.20	4.84%	7.835	391	61.68	699
65.00- 69.99	83	24,906,404.21	7.90%	7.715	386	67.89	688
70.00- 74.99	137	40,784,211.11	12.94%	7.480	394	72.30	708
75.00- 79.99	194	57,555,025.93	18.26%	7.430	396	77.38	691
80.00	402	121,510,527.34	38.54%	7.580	406	80.00	701
80.01- 84.99	9	2,496,267.57	0.79%	8.117	444	82.42	720
85.00- 89.99	13	3,226,375.18	1.02%	7.179	420	88.65	699
90.00- 94.99	8	1,980,925.48	0.63%	7.841	413	90.00	732
95.00- 99.99	6	1,665,359.61	0.53%	6.433	425	95.00	757
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 49.99	106	23,055,385.68	7.31%	7.605	388	39.56	729
50.00- 54.99	51	13,063,710.87	4.14%	7.722	391	52.21	708
55.00- 59.99	33	9,199,511.75	2.92%	7.763	371	57.40	721
60.00- 64.99	56	14,919,463.71	4.73%	7.836	391	61.64	701
65.00- 69.99	84	25,167,803.46	7.98%	7.713	386	67.78	688
70.00- 74.99	133	39,424,583.22	12.51%	7.458	393	72.04	708
75.00- 79.99	186	54,937,732.97	17.43%	7.414	397	77.37	690
80.00	336	100,016,152.62	31.73%	7.657	407	79.97	698
80.01- 84.99	7	1,936,711.96	0.61%	8.163	451	83.08	720
85.00- 89.99	46	14,372,005.52	4.56%	7.634	402	81.01	713
90.00- 94.99	37	11,019,270.82	3.50%	7.099	391	81.38	715
95.00- 99.99	26	8,133,424.53	2.58%	7.041	425	82.98	726
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
240	1	253,540.67	0.08%	7.958	237	50.80	684
360	743	209,082,291.37	66.32%	7.546	358	71.11	705
480	357	105,909,925.07	33.60%	7.620	478	74.14	699
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
181-240	1	253,540.67	0.08%	7.958	237	50.80	684
301-360	743	209,082,291.37	66.32%	7.546	358	71.11	705
361+	357	105,909,925.07	33.60%	7.620	478	74.14	699
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 -20.00	32	6,396,652.30	2.03%	7.874	403	57.69	715
20.01 -25.00	39	9,502,709.74	3.01%	7.565	381	65.24	710
25.01 -30.00	120	31,016,014.61	9.84%	7.733	385	68.92	709
30.01 -35.00	300	86,913,578.46	27.57%	7.604	389	71.99	709
35.01 -40.00	490	145,261,413.43	46.08%	7.492	403	73.86	698
40.01 -45.00	119	35,975,775.30	11.41%	7.619	413	72.49	699
45.01 -50.00	1	179,613.27	0.06%	8.333	477	70.00	698
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
ARM	1,101	315,245,757.11	100.00%	7.571	398	72.11	703
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Negam 5/1 MO MTA	336	97,821,982.72	31.03%	7.787	357	68.71	712
Negam MTA	765	217,423,774.39	68.97%	7.475	416	73.65	699
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Not Interest Only	1,101	315,245,757.11	100.00%	7.571	398	72.11	703
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	116	30,230,934.94	9.59%	6.939	394	73.71	707
Prepay Penalty: 12 months	170	49,627,368.78	15.74%	7.371	401	71.80	715
Prepay Penalty: 24 months	8	2,260,307.52	0.72%	7.614	411	74.42	711
Prepay Penalty: 36 months	807	233,127,145.87	73.95%	7.696	397	71.95	700
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
First Lien	1,101	315,245,757.11	100.00%	7.571	398	72.11	703
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
No Silent Second	1,014	287,184,347.84	91.10%	7.594	398	71.49	702
Silent Second	87	28,061,409.27	8.90%	7.337	400	78.55	714
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Alternative Documentation	34	7,627,365.92	2.42%	7.638	399	68.37	705
Express Documentation	97	24,974,289.52	7.92%	7.650	393	63.10	732
Full Documentation	9	2,302,104.96	0.73%	7.647	358	71.85	703
Lite Documentation	961	280,341,996.71	88.93%	7.562	399	73.02	700
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Cash Out Refinance	765	219,428,173.21	69.61%	7.586	395	70.99	701
Purchase	105	31,136,509.15	9.88%	7.578	414	79.46	721
Rate/Term Refinance	231	64,681,074.75	20.52%	7.520	400	72.41	699
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
2-4 Units	63	24,347,932.63	7.72%	7.613	396	66.70	689
Condominium	124	33,604,641.50	10.66%	7.397	411	74.56	716
PUD	170	47,013,167.86	14.91%	7.370	399	74.34	706
Single Family	744	210,280,015.12	66.70%	7.640	396	71.85	701
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Investor	129	33,110,300.89	10.50%	7.840	400	60.92	701
Primary	947	275,500,835.58	87.39%	7.554	398	73.45	702
Second Home	25	6,634,620.64	2.10%	6.942	378	72.39	741
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Arizona	126	27,422,311.27	8.70%	7.394	393	76.08	702
California	832	252,388,962.00	80.06%	7.610	400	71.28	703
Colorado	3	591,558.84	0.19%	6.529	388	81.98	673
Florida	34	7,420,265.71	2.35%	7.626	384	73.72	704
Hawaii	12	4,040,153.69	1.28%	8.238	409	67.15	717
Illinois	20	4,345,739.83	1.38%	6.658	375	78.55	698
Massachusetts	6	1,677,571.64	0.53%	6.286	403	77.53	698
Missouri	3	855,863.53	0.27%	5.036	359	79.40	736
Nevada	33	7,819,144.53	2.48%	8.017	378	76.65	721
New York	9	3,314,001.02	1.05%	7.824	387	75.31	695
Oregon	4	687,279.70	0.22%	8.335	393	77.11	720
Pennsylvania	3	547,701.45	0.17%	3.606	404	71.24	670
Rhode Island	4	1,132,550.57	0.36%	5.308	422	74.96	662
Virginia	3	722,223.80	0.23%	7.548	358	71.56	667
Washington	9	2,280,429.53	0.72%	7.980	358	75.92	692
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
2.000 - 2.499	13	3,062,718.84	0.97%	7.077	358	63.32	754
2.500 - 2.999	178	50,653,865.42	16.07%	7.132	397	73.06	723
3.000 - 3.499	704	201,590,710.18	63.95%	7.639	385	71.21	706
3.500 - 3.999	199	58,064,287.28	18.42%	7.699	441	75.09	672
4.000 - 4.499	7	1,874,175.39	0.59%	8.985	478	66.51	657
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
2.000 - 2.499	13	3,062,718.84	0.97%	7.077	358	63.32	754
2.500 - 2.999	178	50,653,865.42	16.07%	7.132	397	73.06	723
3.000 - 3.499	704	201,590,710.18	63.95%	7.639	385	71.21	706
3.500 - 3.999	199	58,064,287.28	18.42%	7.699	441	75.09	672
4.000 - 4.499	7	1,874,175.39	0.59%	8.985	478	66.51	657
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
10.500 -10.999	676	194,590,740.98	61.73%	7.427	416	75.13	699
11.000 -11.499	89	22,833,033.41	7.24%	7.882	420	61.03	695
11.500 -11.999	11	3,510,352.62	1.11%	6.819	359	69.51	706
12.000 -12.499	57	15,230,345.13	4.83%	7.303	358	67.79	717
12.500 -12.999	158	46,230,327.55	14.66%	7.740	357	69.05	720
13.000 -13.499	101	29,645,414.35	9.40%	8.134	357	68.21	701
13.500 -13.999	9	3,205,543.07	1.02%	8.614	355	71.79	678
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
N/A	1,101	315,245,757.11	100.00%	7.571	398	72.11	703
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
N/A	1,101	315,245,757.11	100.00%	7.571	398	72.11	703
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
02/01/07	765	217,423,774.39	68.97%	7.475	416	73.65	699
08/01/11	43	13,280,926.91	4.21%	8.068	355	69.39	717
09/01/11	79	22,672,695.78	7.19%	7.948	356	68.63	716
10/01/11	54	16,200,725.32	5.14%	7.797	357	67.40	714
11/01/11	81	22,878,131.56	7.26%	7.725	358	68.42	710
12/01/11	49	14,415,653.15	4.57%	7.524	359	69.44	702
01/01/12	30	8,373,850.00	2.66%	7.501	360	69.88	712
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Months to Pymt Adj	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
5	1	172,664.89	0.05%	9.158	472	70.00	639
7	1	149,529.33	0.05%	8.533	474	70.00	649
8	18	5,405,968.61	1.71%	8.094	364	67.44	733
9	115	33,139,394.22	10.51%	8.077	412	70.60	714
10	205	58,813,424.17	18.66%	8.069	410	71.55	708
11	225	63,883,414.69	20.26%	8.126	413	75.16	697
12	182	52,211,769.87	16.56%	8.170	415	75.62	689
13	83	22,728,304.17	7.21%	1.746	413	74.58	694
56	32	9,557,347.97	3.03%	8.040	355	68.75	708
57	63	18,570,090.75	5.89%	7.952	356	68.40	715
58	45	13,347,845.45	4.23%	7.794	357	66.18	711
59	66	18,727,465.83	5.94%	7.752	358	67.08	708
60	40	11,483,087.16	3.64%	7.481	359	69.27	697
61	25	7,055,450.00	2.24%	7.513	360	69.72	702
Total	1,101	315,245,757.11	100.00%	7.571	398	72.11	703

Total Collateral - Initial Group 2 Mortgage Loans
As of the Cut-Off Date

		Minimum	Maximum
Scheduled Principal Balance	$354,194,454	$276,317	$1,788,293
Average Scheduled Principal Balance	$574,059
Number of Mortgage Loans	617

Weighted Average Gross Coupon	7.520%	1.000%	8.758%
Weighted Average FICO Score	704	620	818
Weighted Average Combined Original LTV	76.33%	27.78%	95.00%

Weighted Average Original Term	412 months	360 months	480 months
Weighted Average Stated Remaining Term	410 months	353 months	480 months
Weighted Average Seasoning	2 months	0 months	7 months

Weighted Average Gross Margin	3.126%	2.275%	3.875%
Weighted Average Minimum Interest Rate	3.126%	2.275%	3.875%
Weighted Average Maximum Interest Rate	11.348%	10.950%	13.375%
Weighted Average Initial Rate Cap	0.000%	0.000%	0.000%
Weighted Average Subsequent Rate Cap	0.000%	0.000%	0.000%
Weighted Average Months to Roll	14 months	1 month	60 months

Maturity Date		Jun 1 2036	Jan 1 2047
Maximum Zip Code Concentration	1.02%	91302

ARM	100.00%	Investor	1.49%
		Primary	97.45%
Negam 5/1 MO MTA	22.86%	Second Home	1.06%
Negam MTA	77.14%
		Top 5 States:
Not Interest Only	100.00%	California	89.18%
		Arizona	5.54%
Prepay Penalty: 0 months	15.05%	Illinois	1.09%
Prepay Penalty: 12 months	25.84%	Nevada	0.95%
Prepay Penalty: 24 months	2.02%	New York	0.93%
Prepay Penalty: 36 months	57.08%
		Top 5 Cities:
First Lien	100.00%	SAN JOSE	5.42%
		LOS ANGELES	3.53%
Alternative Documentation	0.48%	CORONA	2.09%
Express Documentation	2.92%	CHULA VISTA	2.06%
Full Documentation	0.70%	SAN FRANCISCO	1.93%
Lite Documentation	95.90%
		Top 5 Zip Codes:
Cash Out Refinance	63.21%	91302	1.02%
Purchase	14.56%	92883	0.96%
Rate/Term Refinance	22.22%	92673	0.92%
		95020	0.86%
2-4 Units	1.75%	92592	0.82%
Condominium	3.87%
PUD	21.85%
Single Family	72.54%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
250,000.01 - 300,000.00	1	276,317.20	0.08%	8.458	479	80.01	716
300,000.01 - 350,000.00	1	340,102.76	0.10%	8.058	477	80.01	649
400,000.01 - 450,000.00	95	41,125,167.43	11.61%	7.868	410	77.64	703
450,000.01 - 500,000.00	135	64,028,258.08	18.08%	7.593	412	77.45	708
500,000.01 - 550,000.00	110	57,594,849.23	16.26%	7.423	415	77.37	697
550,000.01 - 600,000.00	88	50,393,867.37	14.23%	7.393	408	77.71	710
600,000.01 - 650,000.00	57	35,609,925.48	10.05%	7.485	415	77.78	702
650,000.01 - 700,000.00	39	26,410,788.06	7.46%	7.389	404	75.80	698
700,000.01 - 750,000.00	40	28,775,650.92	8.12%	7.560	394	75.82	697
750,000.01 - 800,000.00	23	17,776,827.54	5.02%	7.239	410	74.23	717
800,000.01 - 850,000.00	4	3,315,413.31	0.94%	7.744	388	72.42	663
850,000.01 - 900,000.00	1	883,766.09	0.25%	7.875	356	74.79	756
900,000.01 - 950,000.00	9	8,187,929.25	2.31%	7.666	384	69.28	711
1,000,000.01+	14	19,475,591.16	5.50%	7.457	429	67.48	714
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000 - 1.499	30	17,734,650.00	5.01%	1.252	430	74.24	726
1.500 - 1.999	7	3,782,000.00	1.07%	1.699	409	77.91	639
2.000 - 2.499	1	592,000.00	0.17%	2.125	480	80.00	642
6.000 - 6.499	1	630,000.00	0.18%	6.375	359	78.75	705
6.500 - 6.999	6	3,408,399.73	0.96%	6.854	359	73.40	723
7.000 - 7.499	50	31,704,097.76	8.95%	7.329	367	71.89	729
7.500 - 7.999	274	158,958,453.86	44.88%	7.758	402	76.41	708
8.000 - 8.499	200	111,952,266.88	31.61%	8.236	418	77.48	698
8.500 - 8.999	48	25,432,585.65	7.18%	8.596	471	77.71	666
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
620-649	83	45,806,171.37	12.93%	7.552	409	76.96	637
650-674	111	63,572,295.74	17.95%	7.755	407	75.82	663
675-699	118	68,460,095.75	19.33%	7.620	411	75.94	687
700-724	102	58,888,135.49	16.63%	7.565	415	76.67	711
725-749	83	48,517,561.71	13.70%	7.371	406	77.04	737
750-774	63	37,080,895.51	10.47%	7.651	410	74.89	761
775-799	39	21,982,311.28	6.21%	6.969	405	77.37	784
800-824	18	9,886,987.03	2.79%	6.360	419	76.79	805
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Negam Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
110.000	29	15,039,101.88	4.25%	7.896	427	88.30	717
115.000	449	258,183,251.11	72.89%	7.454	425	76.46	701
120.000	139	80,972,100.89	22.86%	7.661	358	73.66	712
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 49.99	10	7,478,199.87	2.11%	6.699	375	42.43	709
50.00- 54.99	9	4,679,928.68	1.32%	7.586	383	52.46	718
55.00- 59.99	8	4,752,801.34	1.34%	6.873	396	57.73	723
60.00- 64.99	10	6,009,174.43	1.70%	7.619	368	63.03	729
65.00- 69.99	30	21,806,024.04	6.16%	7.374	409	67.72	689
70.00- 74.99	59	38,362,719.76	10.83%	7.554	407	72.26	704
75.00- 79.99	156	91,610,621.17	25.86%	7.595	407	77.32	704
80.00	302	163,237,587.09	46.09%	7.503	414	80.00	701
80.01- 84.99	10	4,558,772.08	1.29%	7.851	454	81.51	725
85.00- 89.99	12	6,056,732.43	1.71%	7.925	427	87.97	718
90.00- 94.99	7	3,516,424.34	0.99%	7.818	427	91.35	732
95.00- 99.99	4	2,125,468.65	0.60%	7.985	447	95.00	753
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 49.99	8	6,071,564.04	1.71%	6.380	369	41.26	716
50.00- 54.99	9	4,679,928.68	1.32%	7.586	383	52.46	718
55.00- 59.99	9	5,585,348.06	1.58%	7.085	401	55.37	716
60.00- 64.99	9	4,732,224.75	1.34%	7.642	370	62.76	736
65.00- 69.99	30	21,806,024.04	6.16%	7.374	409	67.72	689
70.00- 74.99	55	36,164,935.95	10.21%	7.536	408	72.24	704
75.00- 79.99	140	82,592,912.35	23.32%	7.573	406	77.00	703
80.00	240	131,079,381.25	37.01%	7.585	410	79.97	700
80.01- 84.99	13	6,186,932.47	1.75%	7.412	440	80.35	724
85.00- 89.99	58	30,554,735.46	8.63%	7.706	422	80.55	711
90.00- 94.99	32	17,562,912.35	4.96%	7.079	428	81.85	717
95.00- 99.99	14	7,177,554.48	2.03%	7.626	433	84.39	718
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
360	349	200,785,267.65	56.69%	7.470	358	75.46	703
480	268	153,409,186.23	43.31%	7.585	478	77.47	705
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
301-360	349	200,785,267.65	56.69%	7.470	358	75.46	703
361+	268	153,409,186.23	43.31%	7.585	478	77.47	705
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 -20.00	3	1,569,275.96	0.44%	7.958	443	67.58	737
20.01 -25.00	10	5,412,096.67	1.53%	7.791	368	72.84	701
25.01 -30.00	32	19,411,988.72	5.48%	7.354	392	75.49	716
30.01 -35.00	125	74,331,962.90	20.99%	7.283	405	75.88	703
35.01 -40.00	352	199,546,244.36	56.34%	7.537	410	76.38	703
40.01 -45.00	95	53,922,885.27	15.22%	7.802	427	77.65	704
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
ARM	617	354,194,453.88	100.00%	7.520	410	76.33	704
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Negam 5/1 MO MTA	139	80,972,100.89	22.86%	7.661	358	73.66	712
Negam MTA	478	273,222,352.99	77.14%	7.478	425	77.12	702
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Not Interest Only	617	354,194,453.88	100.00%	7.520	410	76.33	704
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	89	53,321,324.49	15.05%	7.246	410	74.17	712
Prepay Penalty: 12 months	154	91,540,355.45	25.84%	7.254	405	76.01	706
Prepay Penalty: 24 months	13	7,140,968.68	2.02%	6.749	398	77.00	704
Prepay Penalty: 36 months	361	202,191,805.26	57.08%	7.739	412	77.01	701
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
First Lien	617	354,194,453.88	100.00%	7.520	410	76.33	704
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
No Silent Second	527	303,220,174.88	85.61%	7.538	407	76.14	703
Silent Second	90	50,974,279.00	14.39%	7.413	424	77.41	709
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Alternative Documentation	3	1,694,597.46	0.48%	7.707	391	68.38	699
Express Documentation	22	10,349,116.42	2.92%	7.396	416	73.69	732
Full Documentation	5	2,488,232.41	0.70%	7.466	427	74.20	740
Lite Documentation	587	339,662,507.59	95.90%	7.523	410	76.46	703
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Cash Out Refinance	390	223,902,632.88	63.21%	7.472	407	75.47	702
Purchase	95	51,579,685.15	14.56%	7.774	422	80.26	717
Rate/Term Refinance	132	78,712,135.85	22.22%	7.490	411	76.20	701
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
2-4 Units	10	6,191,015.53	1.75%	7.272	404	76.45	692
Condominium	26	13,690,954.97	3.87%	7.052	412	79.97	694
PUD	125	77,379,476.07	21.85%	7.501	409	75.50	704
Single Family	456	256,933,007.31	72.54%	7.556	410	76.38	705
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Investor	10	5,294,737.59	1.49%	7.289	390	61.46	724
Primary	600	345,156,047.96	97.45%	7.523	410	76.67	703
Second Home	7	3,743,668.33	1.06%	7.578	390	65.81	730
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Arizona	33	19,636,117.76	5.54%	6.936	397	74.83	695
California	551	315,853,126.38	89.18%	7.536	412	76.41	705
Connecticut	2	1,132,504.39	0.32%	7.381	358	65.10	699
Florida	3	1,491,513.50	0.42%	7.895	395	80.00	697
Hawaii	2	1,423,934.06	0.40%	8.371	415	76.09	686
Illinois	7	3,848,189.14	1.09%	7.968	375	76.46	740
Nevada	5	3,351,603.02	0.95%	7.843	375	72.96	692
New Jersey	2	932,329.39	0.26%	7.687	358	86.41	719
New York	6	3,306,851.82	0.93%	7.818	391	77.17	691
Virginia	2	1,095,580.81	0.31%	7.605	359	79.00	711
Washington	4	2,122,703.61	0.60%	7.890	415	79.86	698
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
2.000 - 2.499	10	6,138,822.71	1.73%	7.301	383	72.89	756
2.500 - 2.999	171	102,076,484.22	28.82%	6.996	405	76.37	716
3.000 - 3.499	345	197,058,232.16	55.64%	7.690	401	76.01	705
3.500 - 3.999	91	48,920,914.79	13.81%	7.954	458	77.94	671
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
2.000 - 2.499	10	6,138,822.71	1.73%	7.301	383	72.89	756
2.500 - 2.999	171	102,076,484.22	28.82%	6.996	405	76.37	716
3.000 - 3.499	345	197,058,232.16	55.64%	7.690	401	76.01	705
3.500 - 3.999	91	48,920,914.79	13.81%	7.954	458	77.94	671
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
10.500 -10.999	468	267,927,615.40	75.64%	7.482	426	77.43	701
11.000 -11.499	11	5,924,737.59	1.67%	7.192	386	63.30	722
11.500 -11.999	6	3,408,399.73	0.96%	6.854	359	73.40	723
12.000 -12.499	28	18,222,921.32	5.14%	7.293	358	71.37	724
12.500 -12.999	75	42,377,100.88	11.96%	7.723	357	73.91	706
13.000 -13.499	29	16,333,678.96	4.61%	8.127	356	75.44	711
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
N/A	617	354,194,453.88	100.00%	7.520	410	76.33	704
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
N/A	617	354,194,453.88	100.00%	7.520	410	76.33	704
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
02/01/07	478	273,222,352.99	77.14%	7.478	425	77.12	702
08/01/11	12	6,500,823.18	1.84%	7.884	355	76.83	701
09/01/11	30	17,281,832.65	4.88%	7.831	356	71.08	701
10/01/11	31	18,169,555.76	5.13%	7.837	357	72.65	713
11/01/11	25	15,294,413.84	4.32%	7.555	358	75.80	715
12/01/11	24	14,251,825.46	4.02%	7.468	359	75.08	721
01/01/12	17	9,473,650.00	2.67%	7.320	360	72.56	718
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

Months to Pymt Adj	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
6	1	659,211.43	0.19%	8.358	353	80.00	637
8	3	1,410,944.43	0.40%	7.696	355	78.32	700
9	76	41,834,877.25	11.81%	7.965	421	76.15	704
10	120	68,429,564.70	19.32%	7.977	415	77.02	709
11	145	84,574,509.34	23.88%	8.010	418	77.55	697
12	133	75,872,011.03	21.42%	8.002	427	77.38	701
13	45	25,830,650.00	7.29%	2.213	418	74.68	711
56	9	5,089,878.75	1.44%	7.936	355	76.42	702
57	20	11,887,968.67	3.36%	7.859	356	68.44	700
58	22	12,717,167.28	3.59%	7.830	357	71.33	708
59	18	11,472,408.78	3.24%	7.524	358	74.76	718
60	15	8,663,612.22	2.45%	7.440	359	77.52	727
61	10	5,751,650.00	1.62%	7.316	360	72.53	715
Total	617	354,194,453.88	100.00%	7.520	410	76.33	704

DSLA Mortgage Loan Trust

Series 2007-AR1

Exhibit A

Table of Contents

The Originator - Page 1

Downey Savings and Loan Association, F.A.

 The Servicer - Page 5

Downey Savings and Loan Association, F.A.

The Master Servicer & Securities Administrator - Page 8

Wells Fargo Bank, N.A.

The Trustee & Custodian- Page 9

Deutsche Bank National Trust Company.

The Certificate Insurer - Page 10

Ambac Assurance Corporation.

THE ORIGINATOR

Downey Savings and Loan Association
Downey Savings and Loan Association (“Downey”) is a Federal Association engaged in the mortgage banking business, and, as such, originates, purchases, sells and services mortgage loans. Downey originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents. Loans originated, purchased, sold or serviced by Downey are principally first lien, fixed or adjustable rate mortgage loans secured by single-family residences.

The principal executive offices of Downey are located at 3501 Jamboree Road, Newport Beach, California 92660.

Underwriting Standards

Downey Underwriting Guidelines. All of the mortgage loans sold to the seller by Downey (the “Downey Mortgage Loans”) were originated or acquired by Downey generally in accordance with the underwriting criteria described in this section.

Downey’s underwriting guidelines are applied to evaluate the applicant, the property and the applicant’s income, employment and credit history, as applicable in the context of the loan program and documentation requirements. These are guidelines only and each loan is evaluated based upon its own merits. Exceptions to the guidelines may be acceptable if there are mitigating factors.

An applicant’s creditworthiness is determined based on the borrower’s ability and willingness to repay the loan. The decision is based upon the applicant’s financial information and credit history.

The Downey Mortgage Loans have been underwritten under one of the following documentation programs:
• Full/Alternative Documentation (“Full/Alt Doc”): The guidelines for this program require verification of employment, income and assets.
• Lite/Reduced Documentation (“Lite Doc”): The guidelines for this program do not require verification of income.
• Express Documentation (“Downey Express”): The guidelines for this program do not require verification of income or assets.

Under each program, Downey obtains a credit report relating to the applicant from a credit reporting company. Credit scores from each of the three credit repositories is required, if available. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, lawsuits and judgments. Adverse information in the credit report may be required to be explained by the prospective borrower. The minimum credit score required varies from 620 for certain products, to a minimum credit score of 700 for others. Generally, each credit report provides a credit score for the borrower. The credit score, called a “FICO” score, is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower’s credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are specific values of each characteristic. A scorecard or model is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by adding together the attribute weights for the applicant.

1

For purchase transactions with loan-to-value ratios less than 80%, the down payment is not required to be verified.

Downey generally requires a 2-year employment history on the application. Employment and income may be verified with either or a combination of paystubs, W-2 forms, Federal tax returns, or verification of employment form completed by the employer, or other acceptable means.

Downey’s underwriting standards are applied by or on behalf of Downey to evaluate the prospective borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance, homeowners association dues and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt, which includes the proposed monthly housing costs and all other obligations with 10 or more monthly payments remaining, to the borrower’s monthly gross income (the “debt-to-income ratios”) are within acceptable limits. The maximum acceptable debt-to-income ratios, which are determined on a loan-by-loan basis, vary depending on a number of underwriting criteria, including the loan-to-value ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the guidelines for debt-to-income ratios, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Under its underwriting guidelines, Downey generally permits a housing payment-to-income ratio based on the prospective borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the prospective borrower’s total monthly debt of up to 40%.

Downey may provide secondary financing to a mortgagor simultaneously with the origination of a first mortgage loan, subject to certain limitations. The loan-to-value ratio of the senior (i.e., first) lien may not exceed 80% and the loan-to-value ratio may not exceed 95%. Private mortgage insurance is obtained on that portion exceeding 80% loan-to-value. Downey’s underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from other lenders.

The nature of the information that a borrower is required to disclose, and whether the information is verified, depends, in part, on the documentation program used in the origination process. In general, under each program, each prospective borrower is required to complete an application that includes information with respect to the applicant’s assets, liabilities, income, employment history and other personal information.

Under each program, Downey obtains appraisals using staff appraisers, automated valuation models, independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisal report includes a market data analysis based on recent sales and/or listings of comparable homes in the area; a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Uniform Standards of Professional Appraisal Practices. These are the standards accepted by Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation.

Downey requires title insurance on all of the Downey Mortgage Loans. Downey also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. Flood insurance is required when necessary to comply with Federal regulations.

Downey’s Full/Alt Doc underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow a loan-to-value ratio at origination of up to 90% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $750,000 , up to an 80% loan-to-value ratio for mortgage loans with original principal balances of up to $925,000, up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $1,150,000, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $1.75 million, and up to a 50% loan-to-value ratio for mortgage loans with original principal balances of up to $2.3 million.

2

For Full/Alt Doc cash-out refinance transactions, Downey’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 80% for mortgage loans with original principal balances of up to $700,000, up to 75% loan-to-value for mortgage loans with original principal balances of up to $925,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $1.15 million, and up to 60% loan-to-value for mortgage loans with original principal balances of up to $1.75 million. The maximum “cash-out” amount permitted is $400,000, and is based in part on the original loan-to-value ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Downey if the borrower retains an amount in excess of 1% of the entire amount of the proceeds from the refinancing of the existing loan, or $5,000, whichever is greater, or, if the loan-to-value ratio is greater than 80%, an amount in excess of 2% of the proceeds, or $2,000, whichever is greater.

Downey’s Lite Doc underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow a loan-to-value ratio at origination of up to 90% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $575,000, up to an 80% loan-to-value ratio for mortgage loans with original principal balances of up to $700,000, up to a 75% loan-to-value ratio for mortgage loans with original principal balances of up to $925,000, up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $1.15 million, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $1.75 million, and up to a 50% loan-to-value ratio for mortgage loans with original principal balances of up to $2.3 million.

For Lite Doc cash-out refinance transactions, Downey’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 80% loan-to-value for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $800,000, up to 70% loan-to-value for mortgage loans with original principal balances of up to $925,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $1.15 million. The maximum “cash-out” amount permitted is $250,000, and is based in part on the original loan-to-value ratio of the related mortgage loan.
The Lite Doc program requires verification of reserves, if required, and permits stated income. Downey obtains from a prospective borrower either a verification of deposit or a bank statement for the one-month period immediately preceding the date of the mortgage loan application. Because information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application.

With a FICO credit score of 700 or more, the Downey Express underwriting guidelines for fixed-period adjustable rate mortgage loans allow a loan-to-value ratio at origination of up to 90% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $475,000 . With a FICO credit score of 680 or more, the underwriting guidelines generally allow up to an 80% loan-to-value ratio for mortgage loans with original principal balances of up to $575,000 up to a 75% loan-to-value ratio for mortgage loans with original principal balances of up to $800,000, up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $1.15 million, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $1.75 million, and up to a 50% loan-to-value ratio for mortgage loans with original principal balances of up to $2.3 million. With a FICO credit score of 620 or more, the underwriting guidelines generally allow up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $575,000, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $800,000, up to a 60% loan-to-value ratio for mortgage loans with original principal balances of up to $1.15 million, up to a 55% loan-to-value ratio for mortgage loans with original principal balances of up to $1.75 million, and up to a 40% loan-to-value ratio for mortgage loans with original principal balances of up to $2.3 million.

3

For Downey Express cash-out refinance transactions, Downey’s underwriting guidelines generally allow, with a FICO credit score of 680 or more, a loan-to-value ratio at origination of up to 75% for mortgage loans with original principal balances of up to $550,000, up to 70% loan-to-value for mortgage loans with original principal balances of up to $800,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $1.15 million, and, with a FICO credit score of 620 or more, a loan-to-value ratio at origination of up to 65% for mortgage loans with original principal balances of up to $550,000, up to 60% loan-to-value for mortgage loans with original principal balances of up to $800,000, up to 55% loan-to-value for mortgage loans with original principal balances of up to $1.15 million. The maximum “cash-out” amount permitted is $100,000, and is based in part on the original loan-to-value ratio of the related mortgage loan.

The Downey Express program is a stated income/stated assets program. Under the program the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment, and that the stated assets are consistent with the borrower’s income.

4

The servicer

Downey Savings and Loan Association, F.A.
Downey is a federally charter savings and loan association. Downey was formed in 1957 as a California licensed savings and loan association, was incorporated in Delaware on October 21, 1994, and converted to a federal charter in 1995. The principal executive offices of Downey are located at 3501 Jamboree Road, Newport Beach, California 92660. Downey’s primary business is banking. The banking activities focus on: attracting funds from the general public and institutions and obtaining borrowings; and originating and investing in loans, primarily residential real estate mortgage loans, investment securities and mortgage-backed securities. Downey also engages in the mortgage banking business, and, as such, originates, purchases, sells, and services mortgage loans. Downey is an approved seller/servicer in good standing with Fannie Mae, Freddie Mac, and the Federal Housing Administration.

Downey has been servicing single-family residential mortgage loans since 1957, and servicing monthly adjustable mortgages for more than 20 years. As of December 31, 2005, Downey serviced for investors, and owned servicing rights for, loans having an aggregate unpaid principal balance of approximately $2.383 billion and sub-serviced loans having an aggregate unpaid principal balance of approximately $2.908 billion. As of December 31, 2005, Downey serviced for investors, and owned servicing rights for, loans having an aggregate unpaid principal balance of approximately $5.292 billion. During the fourth quarter of 2004, Downey sold approximately 80% of our servicing rights.

Servicing and sub-servicing includes, but is not limited to:
• collecting, aggregating, and remitting loan payments;
• administering escrow funds for the payment of real estate taxes and insurance premiums;
• contacting delinquent mortgagors;
• supervising foreclosures in the event of non-remedied defaults; and
• generally administering the loans.

The following table sets forth certain information regarding the delinquency, foreclosure and loss experience of Downey with respect to all the residential mortgage loans originated and serviced by it. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

5

	Delinquency, Foreclosure and Loss Experience
	December 31, 2003			December 31, 2004
	Number of Loans	Dollar Amount*	Percent of Total Portfolio	Number of Loans	Dollar Amount*	Percent of Total Portfolio
Total Portfolio	86,794	$18,675,245	100.00%	74,204	$20,238,462	100.00%
Delinquent Loans
30-59 days delinquent	463	101,601	0.55%	416	104,231	0.52%
60-89 days delinquent	114	24,893	0.13%	76	18,017	0.09%
90+ days delinquent	176	41,595	0.22%	101	28,017	0.14%
Total	753	$168,089	0.90%	593	$150,265	0.75%
Foreclosures	180	$42,900	0.23%	100	$28,074	0.14%
Total Net Loan Loss**	N/A	$686	N/A	N/A	$180	N/A

	December 31, 2005			September 30, 2006
	Number of Loans	Dollar Amount*	Percent of Total Portfolio	Number of Loans	Dollar Amount*	Percent of Total Portfolio
Total Portfolio	69,282	$20,393,156	100.00%	66,851	$21,166,249	100.00%
Delinquent Loans
30-59 days delinquent	820	234,397	1.18%	790	$253,427	1.20%
60-89 days delinquent	89	27,539	0.13%	149	$48,659	0.23%
90+ days delinquent	116	32,021	0.17%	193	$66,726	0.32%
Total	1025	$293,957	1.48%	1,132	$368,812	1.74%
Foreclosures	107	$31,568	0.15%	182	$61,930	0.29%
Total Net Loan Loss**	N/A	$493	N/A	N/A	N/A	N/A

_____________
* Dollar amounts are in thousands.
** Total Net Loan Loss equates to Charge-Offs, net of recoveries, only related to loans owned by Downey (and not loans serviced for others).

When a loan is past due, Downey’s collection department attempts to bring the delinquent mortgage, installment, or line of credit account current in as short a time as possible, and to avoid foreclosure. It is important to address a one payment delinquency immediately to prevent it from becoming more serious. An early determination of the reason for the delinquency gives the collection department and the borrower time to arrange an acceptable method of curing the default.

Downey considers every possible collection alternative, including possible workouts, if feasible. When all collection alternatives have been exhausted, the collector must protect the interests of Downey, the investor, and the guarantor or insurer of the loan and submit a recommendation to initiate foreclosure.

Periodically and at Downey’s discretion, Downey will identify and review all delinquent loans including loans in foreclosure that may pose a higher risk, and will send the borrower a workout option letter with financial forms in attempt to mitigate any loss. Due to this periodic mailing, the borrower may receive more than one workout option letter during his/her default.

In the event that any payment due under any mortgage loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, Downey will take such action as it shall deem to be in the best interest of the trust fund.

6

In the event that any payment due under any mortgage loan remains delinquent for a period of ninety (90) days or more, Downey will commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, Downey will notify the trust fund in writing of Downey’s intention to do so, and Downey will not commence foreclosure proceedings if the trust fund objects to such action within ten (10) business days of receiving such notice.

Foreclosure proceedings are processed in accordance the provisions of the deed of trust or mortgage, state law, government agency requirements, and the related servicing agreement.

7

THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A. (“Wells Fargo”) will act as master servicer and securities administrator under the pooling and servicing agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor, any originator and any servicer may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo will act as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for oversight of the performance of the servicers under the terms of each servicing agreement. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to the related servicer loan-level reports and reconciles any discrepancies with the related servicer. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of a servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Under the terms of the pooling and servicing agreement, Wells Fargo also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the issuing entity’s REMICs and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Commission on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

8

THE TRUSTEE AND CUSTODIAN

Deutsche Bank National Trust Company. Deutsche Bank National Trust Company (“DBNTC”) will act as Custodian. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC also will act as a custodian of the mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust fund. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as custodian on behalf of the holders of the certificates or as custodian.

9

THE CERTIFICATE INSURER

AMBAC ASSURANCE CORPORATION

General

Ambac Assurance Corporation (“Ambac”) is a leading financial guarantee insurance company that is primarily engaged in guaranteeing public finance and structured finance obligations. Ambac is the successor to the founding financial guarantee insurance company, which wrote the first bond insurance policy in 1971. Ambac is licensed to transact financial guarantee and surety business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac is subject to the insurance laws and regulations of the State of Wisconsin, its state of incorporation, and the insurance laws and regulations of other states in which it is licensed to transact business. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc.(“Ambac Financial Group”), a 100% publicly-held company. Ambac has earned triple-A financial strength ratings from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, Fitch, Inc., and Rating and Investment Information, Inc.

Financial guarantee insurance written by Ambac guarantees the payment when due of the principal of and interest on the guaranteed obligation. In the case of a default on the guaranteed obligation, payments under the financial guarantee insurance policy may not be accelerated without Ambac’s consent.

Capitalization

The following table sets forth the capitalization of Ambac and subsidiaries as of December 31, 2004, December 31, 2005 and September 30, 2006 in conformity with U. S. generally accepted accounting principles.

10

Ambac Assurance Corporation and Subsidiaries

CONSOLIDATED CAPITALIZATION TABLE

(Dollars in Millions)

	December 31, 2004	December 31, 2005	September 30, 2006
			(unaudited)
Unearned premiums	$2,783	$2,966	$3,040
Long -term debt	1,074	1,042	1,022
Other liabilities	2,199	2,068	2,076
Total liabilities	6,056	6,076	6,138
Stockholder's equity
Common stock	82	82	82
Additional paid-in capital	1,233	1,453	1,476
Accumulated other comprehensive income	238	137	144
Retained earnings	4,094	4,499	5,064
Total stockholder's equity	5,647	6,171	6,766
Total liabilities and stockholder's equity	$11,703	$12,247	$12,904

There has been no material adverse change in the capitalization of Ambac and subsidiaries from September 30, 2006 to the date of this Free Writing Prospectus.

For additional financial information concerning Ambac, please refer to Ambac’s website at http://www.ambac.com by clicking on the Investor Relations link, then clicking on the Financial Reports link and then clicking on the SEC Documents/Filings link to access the following documents: the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, prepared in accordance with U. S. generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the "Commission") on March 13, 2006; Commission File No. 1-10777), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of March 31, 2006 and for the three-month periods ended March 31, 2006 and 2005 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, for the three-month period ended March 31, 2006 (which was filed with the Commission on May 10, 2006); Ambac Financial Group’s Current Report on Form 8-K dated and filed on April 26, 2006; Ambac Financial Group’s Current Report on Form 8-K dated and filed on July 26, 2006; Ambac Financial Group’s Current Report on Form 8-K dated July 25, 2006 and filed on July 26, 2006; Ambac Financial Group’s Current Report on Form 8-K dated and filed on October 25, 2006; the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of June 30, 2006 and for the three - and six - month periods ended June 30, 2006 and 2005 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, for the three-month period ended June 30, 2006 (which was filed with the Commission on August 9, 2006); and the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of September 30, 2006 and for the three - and nine - month periods ended September 30, 2006 and 2005 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, for the three-month period ended September 30, 2006 (which was filed with the Commission on November 8, 2006) as they relate to Ambac Assurance Corporation. Such financial information regarding Ambac shall be deemed to be made a part of this Free Writing Prospectus.

11

Copies of all information regarding Ambac that is referenced in this Free Writing Prospectus can be read and copied at the SEC’s website at http://www.sec.gov, the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and the offices of the NYSE, 20 Broad Street, New York, New York 10005. Copies of the consolidated financial statements of Ambac referenced herein and copies of Ambac’s annual statement for the year ended December 31, 2005 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from Ambac. The address of Ambac’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

Other Information

Ambac makes no representation regarding the Certificates or the advisability of investing in the Certificates. Ambac has not independently verified, is not responsible for, and makes no representation regarding, the accuracy or completeness of this Free Writing Prospectus, other than the information supplied by Ambac and presented, included or referenced in this Free Writing Prospectus under the heading “Ambac Assurance Corporation.”

THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

12

DSLA Mortgage Loan Trust Series 2007-AR1

Structuring Materials

$804,890,000 (Approximate)

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Structuring Assumptions

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the mortgage loans assumes a constant prepayment rate or “CPR.” This is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

The tables were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in those assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the offered certificates set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the classes of offered certificates may be made earlier or later than indicated in the tables.

The percentages and weighted average lives in the tables were determined based on the assumptions listed below.

•	Each loan group consists of mortgage loans have the characteristics set forth in the table below.

•	Distributions on the certificates are received, in cash, on the 19th day of each month, commencing in March 2007.

•	The mortgage loans prepay at the related constant percentages of CPR as set forth in the table of prepayment scenarios below.

•	No defaults or delinquencies occur in the payment by borrowers of principal and interest on the mortgage loans and no net interest shortfalls are incurred.

•	No mortgage loan is purchased by the seller from the trust pursuant to any obligation or option under the pooling and servicing agreement (other than an optional termination as described below).

•
Scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in March 2007 and are computed prior to giving effect to any prepayments, which are computed after giving effect to scheduled payments received on the following day, received in the prior month.

•	Prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in January 2007 and include 21 days' interest.

•
The scheduled monthly payment for each mortgage loan is calculated based on its principal balance, loan rate and remaining term to maturity such that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity.

•	Interest accrues on each certificate at the related pass-through rate described under “Description of the Certificates—Interest—Pass-Through Rates” in this prospectus supplement.

•	The initial certificate principal balance of each class of certificates is as set forth on the cover or as described in this prospectus supplement.

•	The 1-Month LIBOR and MTA are 5.320% and 4.933%, respectively.

•	No optional termination of the trust will occur, except that this assumption does not apply to the calculation of weighted average lives to the optional termination.

•
Prepayment penalties have been collected on the mortgage loans equal to 6 months' interest on 80% of the prepayment amount received from mortgage loans with prepayment penalties during the penalty term.

•	The rate at which the Certificate Insurer fee is calculated is the per annum rate set forth in the premium fee letter.

•	The mortgage loans will not be subject to initial or subsequent periodic caps.

•	The certificates are purchased on February 22, 2007.

Weighted Agerage Lives	(To call)
Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
2A1A
Price	100-00	100-00	100-00	100-00	100-00
WAL	5.86	4.30	3.34	2.68	1.84
Mod Durn 30360	4.47	3.47	2.79	2.31	1.64
Principal Window Begin	1	1	1	1	1
Principal Window End	213	162	128	104	74
2A1B
Price	100-00	100-00	100-00	100-00	100-00
WAL	5.86	4.30	3.34	2.68	1.84
Mod Durn 30360	4.46	3.46	2.79	2.31	1.64
Principal Window Begin	1	1	1	1	1
Principal Window End	213	162	128	104	74
2A1C
Price	100-00	100-00	100-00	100-00	100-00
WAL	5.86	4.30	3.34	2.68	1.84
Mod Durn 30360	4.45	3.46	2.79	2.30	1.64
Principal Window Begin	1	1	1	1	1
Principal Window End	213	162	128	104	74

Weighted Average Lives	(To Maturity)

Prepay	15 CPR	20 CPR	25 CPR	30 CPR	40 CPR
2A1A
Price	100-00	100-00	100-00	100-00	100-00
WAL	6.03	4.44	3.45	2.78	1.90
Mod Durn 30360	4.52	3.52	2.85	2.36	1.69
Principal Window Begin	1	1	1	1	1
Principal Window End	328	265	215	178	126
2A1B
Price	100-00	100-00	100-00	100-00	100-00
WAL	6.03	4.44	3.45	2.78	1.90
Mod Durn 30360	4.51	3.52	2.85	2.36	1.68
Principal Window Begin	1	1	1	1	1
Principal Window End	328	265	215	178	126
2A1C
Price	100-00	100-00	100-00	100-00	100-00
WAL	6.03	4.44	3.45	2.78	1.90
Mod Durn 30360	4.50	3.52	2.84	2.36	1.68
Principal Window Begin	1	1	1	1	1
Principal Window End	328	265	215	178	126

Available Funds Schedule

Period	Available Funds Cap	Period	Available Funds Cap	Period	Available Funds Cap
1	N/A	41	10.50	81	10.50
2	10.50	42	10.50	82	10.50
3	10.50	43	10.50	83	10.50
4	10.50	44	10.50	84	10.50
5	10.50	45	10.50	85	10.50
6	10.50	46	10.50	86	10.50
7	10.50	47	10.50	87	10.50
8	10.50	48	10.50	88	10.50
9	10.50	49	10.50	89	10.50
10	10.50	50	10.50	90	10.50
11	10.50	51	10.50	91	10.50
12	10.50	52	10.50	92	10.50
13	10.50	53	10.50	93	10.50
14	10.50	54	10.50	94	10.50
15	10.50	55	10.50	95	10.50
16	10.50	56	10.50	96	10.50
17	10.50	57	10.50	97	10.50
18	10.50	58	10.50	98	10.50
19	10.50	59	10.50	99	10.50
20	10.50	60	10.50	100	10.50
21	10.50	61	10.50
22	10.50	62	10.50
23	10.50	63	10.50
24	10.50	64	10.50
25	10.50	65	10.50
26	10.50	66	10.50
27	10.50	67	10.50
28	10.50	68	10.50
29	10.50	69	10.50
30	10.50	70	10.50
31	10.50	71	10.50
32	10.50	72	10.50
33	10.50	73	10.50
34	10.50	74	10.50
35	10.50	75	10.50
36	10.50	76	10.50
37	10.50	77	10.50
38	10.50	78	10.50
39	10.50	79	10.50
40	10.50	80	10.50

* MTA and 1 Month LIBOR adjust to 20% in the second period.

Excess Spread

Period	FWD MTA (%)	FWD 1 Month LIBOR (%)	Excess Spread Under FORWARD LIBOR (%) (1,2,4)	Period	FWD MTA (%)	FWD 1 Month LIBOR (%)	Excess Spread Under FORWARD LIBOR (%) (1,2,4)	Period	FWD MTA (%)	FWD 1 Month LIBOR (%)	Excess Spread Under FORWARD LIBOR (%) (1,2,4)
1	4.933	5.320	1.35	44	4.678	4.994	2.24	87	4.758	5.185	2.34
2	4.974	5.344	1.07	45	4.680	4.998	2.06	88	4.759	5.188	2.17
3	5.006	5.344	2.12	46	4.681	5.000	2.24	89	4.760	5.190	2.35
4	5.028	5.340	1.97	47	4.682	5.001	2.07	90	4.761	5.193	2.18
5	5.037	5.338	2.17	48	4.683	5.000	2.07	91	4.762	5.197	2.18
6	5.035	5.315	2.01	49	4.684	5.003	2.59	92	4.763	5.201	2.36
7	5.017	5.282	2.05	50	4.685	5.010	2.06	93	4.765	5.206	2.19
8	4.990	5.259	2.24	51	4.685	5.018	2.23	94	4.766	5.211	2.36
9	4.977	5.233	2.06	52	4.686	5.025	2.06	95	4.767	5.217	2.19
10	4.970	5.206	2.26	53	4.687	5.033	2.52	96	4.769	5.224	2.20
11	4.952	5.178	2.11	54	4.687	5.039	2.41	97	4.770	5.230	2.72
12	4.932	5.149	2.12	55	4.688	5.046	2.45	98	4.772	5.235	2.20
13	4.914	5.117	2.49	56	4.689	5.052	2.66	99	4.774	5.240	2.38
14	4.884	5.082	2.16	57	4.690	5.058	2.56	100	4.776	5.245	2.21
15	4.854	5.047	2.35	58	4.691	5.063	2.77	101	4.777	5.251	2.39
16	4.823	5.014	2.19	59	4.692	5.068	2.69	102	4.779	5.256	2.22
17	4.795	4.983	2.37	60	4.694	5.072	2.77	103	4.781	5.262	2.22
18	4.768	4.955	2.20	61	4.696	5.079	3.10	104	4.783	5.268	2.40
19	4.744	4.931	2.21	62	4.698	5.089	2.75	105	4.785	5.273	2.23
20	4.722	4.912	2.38	63	4.700	5.098	2.95	106	4.787	5.279	2.41
21	4.703	4.898	2.21	64	4.703	5.107	2.86	107	4.789	5.285	2.24
22	4.687	4.890	2.37	65	4.706	5.115	3.06	108	4.792	5.291	2.25
23	4.674	4.889	2.19	66	4.709	5.122	2.40	109	4.794	5.299	2.59
24	4.663	4.896	2.17	67	4.713	5.128	2.32	110	4.796	5.308	2.25
25	4.654	4.904	2.67	68	4.716	5.133	2.43	111	4.799	5.316	2.43
26	4.648	4.908	2.15	69	4.720	5.137	2.42	112	4.801	5.324	2.26
27	4.644	4.913	2.31	70	4.724	5.139	2.32	113	4.803	5.330	2.44
28	4.642	4.917	2.13	71	4.727	5.141	2.31	114	4.806	5.336	2.28
29	4.641	4.922	2.29	72	4.731	5.141	2.26	115	4.808	5.340	2.29
30	4.642	4.927	2.12	73	4.734	5.143	2.72	116	4.811	5.344	2.47
31	4.643	4.931	2.11	74	4.737	5.148	2.11	117	4.813	5.346	2.31
32	4.646	4.933	2.28	75	4.740	5.153	2.29	118	4.816	5.348	2.49
33	4.649	4.935	2.11	76	4.743	5.157	2.12	119	4.818	5.348	2.33
34	4.652	4.935	2.28	77	4.745	5.161	2.30	120	4.820	5.348	2.35
35	4.656	4.934	2.12	78	4.747	5.165	2.12	121	4.822	5.347	2.87
36	4.659	4.930	2.12	79	4.749	5.169	2.13	122	4.824	5.348	2.38
37	4.662	4.933	2.63	80	4.751	5.172	2.31	123	4.826	5.350	2.56
38	4.665	4.944	2.11	81	4.752	5.175	2.14	124	4.828	5.351	2.41
39	4.668	4.954	2.27	82	4.753	5.177	2.31	125	4.829	5.353	2.59
40	4.671	4.964	2.09	83	4.754	5.179	2.15	126	4.831	5.356	2.43
41	4.673	4.973	2.26	84	4.755	5.181	2.15	127	4.832	5.359	2.45
42	4.675	4.981	2.08	85	4.756	5.182	2.68	128	4.834	5.362	2.63
43	4.677	4.988	2.07	86	4.757	5.184	2.16

(1)
The excess spread cited herein is calculated assuming all indices adjust to the rates specified in each respective forward curve and that the collateral is run at the pricing speed of 100% PPC to the Optional Termination Date (30/360 basis).

(2)
Calculated as (a) interest collections on the collateral (net of the trust administrations and servicing fees), less total interest and principal on the Certificates divided by (b) collateral balance as of the beginning period.

(3)	Assumes proceeds from the Yield Maintenance Agreement are included.

Percent of Original Certificate Principal Balance Outstanding (1)

	Class 2A-1A, Class 2A-1B and Class 2A-1C
	Prepayment Scenario (Percentage of CPR)
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
February 19, 2008	87	82	76	71	59
February 19, 2009	76	66	57	49	33
February 19, 2010	66	53	42	33	17
February 19, 2011	55	41	31	23	13
February 19, 2012	45	31	23	16	8
February 19, 2013	36	25	17	11	4
February 19, 2014	32	21	13	8	3
February 19, 2015	27	16	10	6	1
February 19, 2016	22	13	7	4	1
February 19, 2017	19	10	5	3	*
February 19, 2018	16	8	4	2	0
February 19, 2019	13	6	3	1	0
February 19, 2020	11	5	2	1	0
February 19, 2021	9	4	1	*	0
February 19, 2022	8	3	1	0	0
February 19, 2023	6	2	*	0	0
February 19, 2024	5	2	*	0	0
February 19, 2025	4	1	0	0	0
February 19, 2026	3	1	0	0	0
February 19, 2027	3	*	0	0	0
February 19, 2028	2	*	0	0	0
February 19, 2029	2	*	0	0	0
February 19, 2030	1	0	0	0	0
February 19, 2031	1	0	0	0	0
February 19, 2032	1	0	0	0	0
February 19, 2033	*	0	0	0	0
February 19, 2034	*	0	0	0	0
February 19, 2035	0	0	0	0	0
February 19, 2036	0	0	0	0	0
February 19, 2037	0	0	0	0	0

Weighted Average Life Years to Maturity	6.03	4.44	3.45	2.78	1.90
Years to Optional Termination	5.86	4.30	3.34	2.68	1.84

(1) Rounded to the nearest whole percentage.
(*) Less than 0.5%, but greater than zero.